SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C.  20549


                            ------------------------


                                    FORM 8-K
                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                November 4, 1997


                            ------------------------


                                  Blount, Inc.

             (Exact name of registrant as specified in its charter)


           Delaware                  1-7002                 63-0593908
        (State or other         (Commission File         (I.R.S. Employer
        jurisdiction of              Number)              Identification
        incorporation)                                        Number)


          4520 Executive Park Drive                         36116-1602
             Montgomery, Alabama                            (Zip Code)
   (Address of principal executive offices)


                                 (334) 244-4000
              (Registrant's telephone number, including area code)

Item 2.  Acquisition or Disposition of Assets.

On November 4, 1997, Blount, Inc. ("Company"), a wholly-owned subsidiary of Blount International, Inc. ("Parent"), acquired all of the outstanding stock of Federal-Hoffman, Inc., a Minnesota corporation, now by change of name Federal Cartridge Company ("Federal") from Hoffman Enclosures, Inc. ("Hoffman"). The acquisition was effected pursuant to a Stock Purchase Agreement dated November 4, 1997 (the "Stock Purchase Agreement") by and among Company, Hoffman as successor by merger to FC Holdings Inc. ("FCH") and Pentair, Inc. ("Pentair"), the parent of Hoffman. The purchase price was $112.0 million, subject to post-closing adjustments. The sources of the $112.0 million paid at closing consisted of debt of $71.5 million, with the balance paid by the Company from general corporate funds.

Federal manufactures and markets shotshell, centerfire, and rimfire cartridges, ammunition components, and clay targets. These products are distributed throughout the United States through a network of distributors, directly to large retail chains, and directly to the U.S. government and law enforcement agencies. Federal markets its products under the brand names of "Premium", "Gold Medal", "Classic", "BallistiClean", and "Tactical". Federal markets include hunters; trap, skeet, sporting clay, and target shooters; the U.S. government, and law enforcement. Federal had 1996 sales in the ammunition business of approximately $130.0 million. The Parent and Company presently intend to continue to operate the business of Federal as currently conducted.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)  Financial Statements of Businesses Acquired.

     It is impracticable to provide the required financial statements at this time. Such information will be filed as soon as practicable, but not later than 60 days after November 19, 1997.

(b)  Pro Forma Financial Information.

     It is impracticable to provide the required pro forma financial information at this time. Such information will be filed as soon as practicable, but not later than 60 days after November 19, 1997.

(c)  Exhibits.

     Exhibit No.      Description

         2 Stock Purchase Agreement, dated November 4, 1997, by and among Blount, Inc., Hoffman Enclosures Inc., Pentair, Inc. and Federal-Hoffman, Inc. (all schedules and certain exhibits omitted except for Exhibits E and J).

     Blount, Inc. agrees to furnish the Commission with a copy of all schedules and exhibits omitted from the foregoing Stock Purchase Agreement upon its request.

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         BLOUNT, INC.


                                    By:  /s/ Harold E. Layman
                                         --------------------------------------
                                         Harold E. Layman
                                         Executive Vice President - Finance
                                         Operations and Chief Financial Officer


Date:  November 19, 1997

                                                                    Exhibit 2










                    STOCK PURCHASE AGREEMENT




                          BY AND AMONG


                          BLOUNT, INC.

                    HOFFMAN ENCLOSURES INC.

                         PENTAIR, INC.

                              AND

                     FEDERAL-HOFFMAN, INC.



                        NOVEMBER 4, 1997

                        TABLE OF CONTENTS

                                                             Page

AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . .  2

ARTICLE I      DEFINITIONS . . . . . . . . . . . . . . . . . .  2

ARTICLE II     PURCHASE AND SALE OF THE SHARES . . . . . . . . 14
     2.1  Purchase of the Shares from the Seller . . . . . . . 14
     2.2  Further Assurances . . . . . . . . . . . . . . . . . 14
     2.3  Purchase Price for the Shares. . . . . . . . . . . . 14
     2.4  Initial Payment of the Purchase Price. . . . . . . . 15
     2.5  Closing. . . . . . . . . . . . . . . . . . . . . . . 15
     2.6  Closing Audit. . . . . . . . . . . . . . . . . . . . 16
     2.7  Determination and Payment of Purchase Price
          Adjustment . . . . . . . . . . . . . . . . . . . . . 18
     2.8  Payment for Special Inventory. . . . . . . . . . . . 18

ARTICLE III    REPRESENTATIONS REGARDING PENTAIR AND FCH . . . 19
     3.1  Title to Shares. . . . . . . . . . . . . . . . . . . 19
     3.2  Authorizations . . . . . . . . . . . . . . . . . . . 19
     3.3  Noncontravention . . . . . . . . . . . . . . . . . . 19
     3.4  338(h)(10) Filing Eligibility. . . . . . . . . . . . 19
     3.5  Books and Records. . . . . . . . . . . . . . . . . . 19

ARTICLE IV     REPRESENTATIONS REGARDING THE COMPANY . . . . . 20
     4.1  Organization, Qualification and Corporate Power. . . 20
     4.2  Capitalization . . . . . . . . . . . . . . . . . . . 20
     4.3  Authorization of the Company . . . . . . . . . . . . 20
     4.4  Subsidiaries . . . . . . . . . . . . . . . . . . . . 20
     4.5  Noncontravention . . . . . . . . . . . . . . . . . . 21
     4.6  Financial Statements . . . . . . . . . . . . . . . . 21
     4.7  Permits, Consents and Approvals. . . . . . . . . . . 21
     4.8  Undisclosed Liabilities. . . . . . . . . . . . . . . 22
     4.9  Litigation . . . . . . . . . . . . . . . . . . . . . 22
     4.10 Taxes. . . . . . . . . . . . . . . . . . . . . . . . 22
     4.11 Employee Benefit and Employment Matters. . . . . . . 24
     4.12 Labor Agreements and Actions . . . . . . . . . . . . 26
     4.13 Absence of Certain Changes . . . . . . . . . . . . . 27
     4.14 Books and Records. . . . . . . . . . . . . . . . . . 28
     4.15 Owned and Leased Personal Property . . . . . . . . . 28
     4.16 Intellectual Property. . . . . . . . . . . . . . . . 29
     4.17 Leased Real Property . . . . . . . . . . . . . . . . 30
     4.18 Owned Real Property. . . . . . . . . . . . . . . . . 31
     4.19 Material Contracts . . . . . . . . . . . . . . . . . 32
     4.20 Insurance. . . . . . . . . . . . . . . . . . . . . . 33
     4.21 Certain Relationships. . . . . . . . . . . . . . . . 33
     4.22 Environmental Matters. . . . . . . . . . . . . . . . 34
     4.23 Compliance with Law. . . . . . . . . . . . . . . . . 34
     4.24 No Other Agreements to Sell Assets of the Company. . 34
     4.25 Notes and Accounts Receivable. . . . . . . . . . . . 35
     4.26 Inventories. . . . . . . . . . . . . . . . . . . . . 35
     4.27 Certain Payments . . . . . . . . . . . . . . . . . . 35
     4.28 Customers. . . . . . . . . . . . . . . . . . . . . . 35
     4.29 Suppliers. . . . . . . . . . . . . . . . . . . . . . 36
     4.30 Warranty and Product Liability . . . . . . . . . . . 36
     4.31 Banking Facilities . . . . . . . . . . . . . . . . . 36
     4.32 Powers of Attorney . . . . . . . . . . . . . . . . . 36
     4.33 Compensation of and Contracts with Employees . . . . 36
     4.34 Product Recalls. . . . . . . . . . . . . . . . . . . 37
     4.35 Information Provided . . . . . . . . . . . . . . . . 37
     4.36 Sufficiency of Assets. . . . . . . . . . . . . . . . 37

ARTICLE V      REPRESENTATIONS OF THE BUYER  . . . . . . . . . 37
     5.1  Organization and Authority . . . . . . . . . . . . . 37
     5.2  Authorization. . . . . . . . . . . . . . . . . . . . 37
     5.3  Noncontravention . . . . . . . . . . . . . . . . . . 38
     5.4  Investment Purpose . . . . . . . . . . . . . . . . . 38
     5.5  Financing. . . . . . . . . . . . . . . . . . . . . . 38
     5.6  Litigation . . . . . . . . . . . . . . . . . . . . . 38

ARTICLE VI     SEPARATION COVENANTS. . . . . . . . . . . . . . 38
     6.1  Separation Agreement . . . . . . . . . . . . . . . . 38
     6.2  Third Party Consents . . . . . . . . . . . . . . . . 38
     6.3  Termination and Employment of Hoffman Division
          Employees. . . . . . . . . . . . . . . . . . . . . . 39
     6.4  Actions and Claims . . . . . . . . . . . . . . . . . 39
     6.5  Insurance. . . . . . . . . . . . . . . . . . . . . . 40

ARTICLE VII    ADDITIONAL COVENANTS OF THE COMPANY, SELLER
               AND BUYER . . . . . . . . . . . . . . . . . . . 41
     7.1  Public Announcements . . . . . . . . . . . . . . . . 41
     7.2  Payment of Retention Bonus . . . . . . . . . . . . . 41
     7.3  Costs and Expenses . . . . . . . . . . . . . . . . . 42
     7.4  Confidential Information . . . . . . . . . . . . . . 42
     7.5  No Solicitation or Hiring of Former Employees. . . . 42
     7.6  Non-Competition Agreement. . . . . . . . . . . . . . 43
     7.7  Tax Return Preparation and Examinations. . . . . . . 43
     7.8  Access to Information and Records. . . . . . . . . . 45
     7.9  Certain Employee Claims. . . . . . . . . . . . . . . 46
     7.10 MIP Bonuses. . . . . . . . . . . . . . . . . . . . . 47
     7.11 Severance Obligations. . . . . . . . . . . . . . . . 47
     7.12 Salary and Wages and Employee Benefits.. . . . . . . 47
     7.13 Section 338 Election . . . . . . . . . . . . . . . . 52
     7.14 Name Change. . . . . . . . . . . . . . . . . . . . . 54
     7.15 Environmental Matters. . . . . . . . . . . . . . . . 54
     7.16 Payment of Uncollectible Accounts Receivable . . . . 58
     7.17 Title Review . . . . . . . . . . . . . . . . . . . . 58
     7.18 SEC Financial Statements . . . . . . . . . . . . . . 59
     7.19 Third Party Consents . . . . . . . . . . . . . . . . 59
     7.20 Further Cooperation and Assurances . . . . . . . . . 59

ARTICLE VIII   SURVIVAL OF CERTAIN PROVISIONS;
               INDEMNIFICATIONS. . . . . . . . . . . . . . . . 60
     8.1  Survival of Representations, Warranties,
          Indemnities and Other Agreements . . . . . . . . . . 60
     8.2  Agreement to Indemnify . . . . . . . . . . . . . . . 61
     8.3  Defense of Claims. . . . . . . . . . . . . . . . . . 62
     8.4  Representatives. . . . . . . . . . . . . . . . . . . 63
     8.5  Claim Method . . . . . . . . . . . . . . . . . . . . 64
     8.6  Limitations on Indemnification . . . . . . . . . . . 64

ARTICLE IX     DISPUTE RESOLUTION. . . . . . . . . . . . . . . 64
     9.1  Dispute Resolution . . . . . . . . . . . . . . . . . 64
     9.2  Mediation and Arbitration. . . . . . . . . . . . . . 65

ARTICLE X      BROKERS . . . . . . . . . . . . . . . . . . . . 67
    10.1  For Pentair. . . . . . . . . . . . . . . . . . . . . 67
    10.2  For the Buyer. . . . . . . . . . . . . . . . . . . . 67

ARTICLE XI     NOTICES . . . . . . . . . . . . . . . . . . . . 67

ARTICLE XII    MISCELLANEOUS . . . . . . . . . . . . . . . . . 69
    12.1  Successors and Assigns . . . . . . . . . . . . . . . 69
    12.2  Entire Agreement; Amendments; Attachments. . . . . . 69
    12.3  Severability . . . . . . . . . . . . . . . . . . . . 69
    12.4  Governing Law. . . . . . . . . . . . . . . . . . . . 69
    12.5  Section Headings . . . . . . . . . . . . . . . . . . 69
    12.6  Counterparts . . . . . . . . . . . . . . . . . . . . 69
    12.7  Confidentiality Agreement. . . . . . . . . . . . . . 70
    12.8  Third Party Beneficiaries. . . . . . . . . . . . . . 70
    12.9  Cumulative Remedies. . . . . . . . . . . . . . . . . 70
    12.10 Construction . . . . . . . . . . . . . . . . . . . . 70

Exhibit A - Confidentiality Agreement. . . . . . . . . . . . .(omitted)
Exhibit B - Officers, Directors and Other Personnel. . . . . .(omitted)
Exhibit C - Opinion of Counsel to Pentair and FCH. . . . . . .(omitted)
Exhibit D - Opinion of Counsel to Buyer. . . . . . . . . . . .(omitted)
Exhibit E - GAAP Standard for the Closing Date Net Equity
            Statement. . . . . . . . . . . . . . . . . . . . .E-1
Exhibit F - Net Equity Report of Pentair's Accountants . . . .(omitted)
Exhibit G - Separation Agreement . . . . . . . . . . . . . . .(omitted)
Exhibit H - Retention Bonus Letter . . . . . . . . . . . . . .(omitted)
Exhibit I - Certain Actuarial Assumptions  . . . . . . . . . .(omitted)
Exhibit J - Survival Periods of Representations and
            Warranties . . . . . . . . . . . . . . . . . . . .J-1

                     STOCK PURCHASE AGREEMENT


     This Stock Purchase Agreement (the "Agreement") is made as of the 4th day of November, 1997, by and among Blount, Inc., a Delaware corporation, (the "Buyer"), and Hoffman Enclosures Inc., a Minnesota corporation as successor by merger to FC Holdings Inc., a Delaware corporation, ("FCH"), Pentair, Inc., a Minnesota corporation, ("Pentair") (FCH and Pentair are each individually defined hereunder as the "Seller" and collectively shall be referred to herein as the "Seller") and Federal-Hoffman, Inc., a Minnesota corporation, (the "Company").

                             RECITALS

      A. Pentair is the sole shareholder and corporate parent of FCH.

      B. FCH owns and holds all of the issued and outstanding shares (the "Shares") of the Company's common stock, $.01 par value per share (the "Common Stock").

      C. The Seller operates two distinct business divisions within the Company, one known as the "Federal Division" and the other known as the "Hoffman Division". The Federal Division, also known as Federal Cartridge Co., produces small arms sporting ammunition, including without limitation shotshell, centerfire and rimfire cartridges, ammunition components and clay targets.

      D. Prior to the sale of the shares contemplated hereby, FCH shall cause the Company to distribute to FCH the assets and all Liabilities that are not associated with the Business, or are not otherwise to be retained by the Company pursuant to the terms of this Agreement or the Separation Agreement (as defined below), in a deemed complete liquidation under Section 332 of the Internal Revenue Code of 1986, as amended, (the "Code") in order to facilitate the sale of the Shares to Buyer and for which a joint election will be made under Section 338(h)(10) of the Code (the "Separation"). Major components involved in the Separation include, without limitation (i) division of the Company's Anoka site, (ii) identification and grant of easements, access and the like, (iii) division of fences and security, (iv) entry pattern allocation, (v) usage of office space, (vi) permitting and other governmental consents and licenses, and (vii) shared facilities and services, if any.

      E. Upon completion of the Separation pursuant to the Separation Agreement entered into among Pentair, FCH and the Company which is satisfactory to Buyer in its sole discretion, Buyer shall purchase and Seller shall sell the Shares.

      F. The Parties have complied with the premerger notification requirements of the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended, and received clearance from the Department of Justice on or about September 27, 1997.

     NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual promises, covenants, agreements and conditions hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:


                            AGREEMENT

                            ARTICLE I

                           DEFINITIONS


     As used herein, the terms below shall have the following meanings. Any of such terms, unless the context otherwise requires, may be used in the singular or plural, depending upon the reference.

     "Action" shall mean any legal action, cause of action, chose in action, claim, suit, litigation, proceeding, labor dispute, governmental audit, criminal prosecution or unfair labor practice charge or complaint.

     "Active Employee" means any employee of the Company who is as of the Closing Date (i) actively employed in the Business or (ii) not so actively employed by reason of vacation, workers' compensation, short-term disability leave, military leave, layoff with recall rights or other approved leave of absence, to the extent that such employee in fact returns to work within six (6) months after the Closing Date.

     "Affiliate" or "Affiliates" shall have the meaning set forth in the Exchange Act; provided, however, that the Buyer and its Affiliates shall not be deemed Affiliates of the Company until the Closing.

     "Agreement" shall have the meaning set forth in the preamble to this Agreement.

     "Allocations" shall have the meaning set forth in Section
7.13(b) hereof.

     "Assets" means without limitation all right, title, and interest in and to all of the tangible and intangible assets relating to the Federal Division, including all of its (a) Owned Real Property, Leases, Leased Real Property, leasehold improvements, fixtures, and fittings thereon, and easements, rights-of-way, and other rights appurtenant thereto (such as appurtenant rights in and to public streets), (b)Personal Property,
(c) Intellectual Property, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all applicable jurisdictions, (d) Contracts, Mortgages and other similar arrangements, and rights thereunder, (e) accounts, notes, and other receivables, (f) securities, (g) claims, deposits, prepayments, refunds, choses in action, causes of action and rights of recovery, rights of set off, and rights of recoupment (including any such item relating to the payment of Taxes, other than those assets related to Liabilities other than Federal Liabilities), (h) Permits, (i) Books and Records, (j) any cash, (k) Insurance Policies to the extent such policies or coverage do not arise under Pentair's captive insurance company, under which the Federal Division, as owner, insured or otherwise, has a right to claim, (l) rights under or pursuant to all warranties, representations and guaranties, and (m) any of the rights of the Company under this Agreement or the Transaction Documents, including the Separation Agreement (or under any side agreement between the Company on the one hand and Pentair or FCH on the other hand entered into on or after the date of this Agreement). In addition, Assets shall include the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of the Company as a corporation, but excluding the game farm, the gun club and buildings 135, 136 and 137 as described in the survey of the Owned Real Property.

     "Audited Financial Statements" shall have the meaning set forth in Section 7.18 hereof.

     "Books and Records" shall mean without limitation (a) all records of any kind or nature of the Company pertaining to the Assets, (b) all records of any kind or nature pertaining to the Business or customers, suppliers or Personnel of the Federal Division, (c) product, business, development, and marketing plans of the Federal Division, (d) books, ledgers, files, reports, plans, drawings and operating records of every kind maintained by the Federal Division, and (e) all records of any kind or nature which arise from, in connection with or incident to the Company as a corporate entity; provided, however, that books and records of the Company pertaining solely to the Hoffman Division shall not constitute "Books and Records."

     "Business" shall mean the development, manufacture, marketing and sale of ammunition and related products (including shotshell, centerfire and rimfire cartridges, ammunition components and clay targets) carried on by the Company.

     "Buyer" shall have the meaning set forth in the preamble to this Agreement.

     "Buyer's Accountants" shall have the meaning set forth in
Section 2.6(c) hereof.

     "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.).

     "Claim" shall have the meaning set forth in Section 8.3 hereof.

     "Claim Notice" shall have the meaning set forth in Section 8.3 hereof.

     "Closing" shall have the meaning set forth in Section 2.1 hereof.

     "Closing Date" shall have the meaning set forth in Section 2.5 hereof.

     "Closing Date Net Equity Statement" shall have the meaning set forth in Section 2.6(a) hereof.

     "COBRA Participants" shall have the meaning set forth in 7.12(g) hereof.

     "Code" shall have the meaning set forth in the Recitals to this Agreement.

     "Common Control Entity" shall mean any Person, trade or business which is or at any relevant time was under "common control" with Seller or the Company, as defined in Section 414(b) or (c) of the Code.

     "Common Stock" shall have the meaning set forth in the Recitals to this Agreement.

     "Company" shall have the meaning set forth in the Preamble to this Agreement.

     "Confidential Information" shall mean all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), except for trade secrets and information which (i) at the time of disclosure or thereafter is generally available to the public (other than as a result of disclosure in breach of the Confidentiality Agreement, this Agreement or any Transaction Document), (ii) was available to a party (against whom any Action or claim is instituted or made) on a non-confidential basis from a source other than such party or its Representatives, provided that such source was not bound by a confidentiality agreement with any Person, and in violation thereof at the time of disclosure or (iii) has been independently acquired or developed by a party without violating any of its obligations under the Confidentiality Agreement, this Agreement or any Transaction Document.

     "Confidentiality Agreement" shall mean that letter agreement between Buyer and Pentair dated February 21, 1997 attached hereto as Exhibit A.

     "Contract" or "Contracts" shall mean and include any agreement, arrangement, contract, note, loan, evidence of indebtedness, right of payment, purchase order, letter of credit, franchise agreement, covenant not to compete, employment agreement, license, instrument, guarantee, obligation or commitment arising out of or relating to the Business or to which any of the Assets or the Shares are subject, whether oral or written, express or implied, but excluding all Leases and Encumbrances.

     "Copyrights" shall mean registered copyrights, copyright applications, copyrightable works and unregistered copyrights, and all applications, registrations, and renewals in connection therewith.

     "Court Order" shall mean any judgment, award, decision, consent decree, injunction, ruling, writ or order of any federal, state or local court or governmental agency, department or authority that is binding on any Person or its property under applicable Regulation.

     "Current Financial Statement" shall have the meaning set forth in Section 4.6(a) hereof.

     "Damages" shall have the meaning set forth in Section 8.2(a) hereof.

     "Deductible" shall have the meaning set forth in Section
8.6(a) hereof.

     "Default" shall mean (i) a material breach of or default under any Contract, Lease or Encumbrance or (ii) the occurrence of an event that without the passage of time and without the giving of notice gives rise to a right of termination or cancellation, renegotiation, modification or acceleration under any Contract, Lease or Encumbrance (see also "Potential Default").

     "Defined Benefit Plan" shall mean the Pentair, Inc. Pension
Plan.

     "Disclosure Schedule(s)" or "Schedule" shall mean the schedules to this Agreement. Any Disclosure Schedule shall be effective for disclosure hereunder as to any representation and warranty if it clearly is able to be related to such representation and warranty.

     "Election" shall have the meaning set forth in Section 7.13 hereof.

     "Employee Benefits" means any and all pension or welfare benefit programs, plans, arrangements, agreements and understandings which cover or otherwise benefit employees or former employees of the Company generally or specific individual employees of the Company and to which the Company contributes or is a party, by which it may be bound, or under which it may have liability, including, without limitation, pension or retirement plans, deferred compensation plans, bonus or incentive plans, early retirement programs, severance pay policies, support funds, workers' compensation, medical, dental, life and disability insurance, and payment or reimbursement plans.

     "Encumbrance" shall mean and include:

      (a)with respect to any Personal Property, any intangible property or any property other than real property, any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement or lease or use agreement in the nature thereof whether voluntarily incurred or arising by operation of law, and including any agreement to grant or submit to any of the foregoing in the future; and

      (b)with respect to any real property (whether and including Owned Real Property or Leased Real Property), any Mortgage, lien, easement, interest, right-of-way, condemnation or eminent domain proceeding, encroachment, any building, use or other form of restriction, encumbrance or other claim (including adverse or prescriptive) or right of third parties (including Governmental Agencies), any lease or sublease (other than a Lease), boundary dispute, and agreements with respect to any real property including: purchase, sale, right of first refusal, option, construction, building or property service, maintenance, property management, conditional or contingent sale, use or occupancy, franchise or concession, whether voluntarily incurred or arising by operation of law, and including any agreement to grant or submit to any of the foregoing in the future.

     "Environmental Claims" shall mean administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings, consent decrees, judgments, administrative orders or agreements, arising under any Environmental Law or any permit issued under any such Law, including (i) Environmental Claims by Governmental Agencies for enforcement, cleanup, removal, response, remedial or other actions or Damages pursuant to any applicable Environmental Law, and (ii) Environmental Claims by any third party seeking Damages or injunctive relief resulting from Environmental Conditions or arising from alleged injury or threat of injury to health, safety or the environment.

     "Environmental Conditions" shall mean the presence or introduction into the environment of any Hazardous Materials (and any resulting air, soil, groundwater or surface water contamination without regard to location to which such resulting contamination has migrated or spread) as a result of which the Federal Division has or may become liable to any Person or by reason of which the Federal Division or any assets of the Federal Division may suffer or be subjected to any Encumbrance or Damages.

     "Environmental Laws" shall mean any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law in effect and in each case as amended from time-to-time and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, that (i) regulates or relates to the protection or clean-up of the environment; the use, treatment, storage, transportation, handling, disposal or Release of Hazardous Materials, the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources; or the health and safety of Persons or property, including protection of the health and safety of employees insofar as such health and safety laws may apply to matters affecting the natural environment; or (ii) imposes Liability with respect to any of the foregoing, including CERCLA; RCRA; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C.
Section 300f et seq.; the Oil Pollution Act of 1990, 33 U.S.C.
Section 2701 et seq.; and the Occupational Safety and Health Act of 1970, as amended, as it applies to an effect upon the natural environment, 29 U.S.C. Section 651 et seq.; or any other federal, state or local law of similar effect, each as amended from time to time; provided, however, that no change in any Environmental Law after the Closing Date shall be deemed to amend the definition herein of the term "Hazardous Materials," nor shall any subsequent change in any Environmental Law be deemed to require reopening of any Environmental Condition theretofore deemed closed prior to such change in accordance with the provisions of Section 7.15 hereof.

     "Equipment" shall mean all of the furniture, trade fixtures, furnishings, machinery, vehicles, tractors, trailers, spare parts, supplies, equipment, snow removal equipment and vehicles, tooling, jigs, molds, patterns, dies and other tangible Personal Property owned by the Federal Division or primarily used in the Business (including leased equipment), wherever located and including any equipment in the possession of any supplier to or Affiliate of the Federal Division, including all warranty rights with respect thereto.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, and the rules and Regulations promulgated thereunder, as amended.

     "ERISA Affiliate" shall mean any entity which is (or at any relevant time was) a member of a "controlled group of corporations" with, or under "common control" with, or a member of an "Affiliated service group" with, the Company, as defined in Section 414(b),
(c), (m) or (o) of the Code.

     "Exceptions" shall mean, with respect to Owned Real Property, Liabilities and Encumbrances that encumber such real estate or to which such Real Estate is subject.

     "FCH" shall have the meaning set forth in the Preamble of this Agreement.

     "Federal Division" shall mean the division of the Company, also known as Federal Cartridge Co., that is engaged primarily in the Business and consists of the assets (including the Assets) utilized therein and the Federal Liabilities, and shall include the Company acting solely on behalf of the Federal Division where the context is appropriate, especially in cases of ownership and title. After the Closing "Federal Division" shall be deemed to refer hereunder to the "Company." The Federal Division shall not include, without limitation, any operation, undertaking, Liability, asset, Encumbrance, Action or other matter arising from, incident to or in connection with the Hoffman Division, Pentair or FCH or any Affiliate of such Persons, or that which is not otherwise associated with the business of the Federal Division.

     "Federal Liabilities" means, except as excluded by or stated to the contrary in this Agreement, all of the liabilities of the Federal Division, including (a) the Liabilities of the Federal Division set forth on the face of the Final Closing Date Net Equity Statement, (b) all Liabilities (including Taxes) of the Company which arise after the Closing Date, (c) Liabilities of the Federal Division directly related to the assets of the Federal Division referenced in the definition of "Assets", such as, for example, those Liabilities (excluding Defaults) arising under the terms of Contracts and Leases, (d) Liabilities arising under Employee Benefits for Active Employees, but only to the extent provided by the terms of this Agreement or the Transaction Documents, (e) all obligations of the Company on behalf of the Federal Division to indemnify any Person (other than Pentair, FCH or any Affiliate) by reason of the fact that such Person was a director, officer, employee or agent of the Company on behalf of the Federal Division or was serving as a partner, trustee, director, officer, employee or agent of another entity (whether such indemnification is for judgments, Damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such indemnification is pursuant to any statute, charter document, bylaw, agreement, or otherwise), with respect to any Federal Liability to the extent such indemnification extends to obligations otherwise constituting Federal Liabilities, (f) other obligations of the Federal Division set forth in the Disclosure Schedules or not required to be set forth therein pursuant to the terms of this Agreement and (g) Liabilities of the Federal Division specifically described in this Agreement.

     Notwithstanding any other provision contained in this definition, but without duplication, Federal Liabilities shall not include, without limitation, (i) any Liability of the Company for unpaid Taxes and insurance premiums (with respect to the Federal Division or otherwise) for periods on or before the Closing Date,
(ii) any Liability of the Company for income, transfer, sales, use, and other Taxes arising in connection with the consummation of the Transactions, including the transfer of non-Federal Division assets and liabilities, including the assets and liabilities of the Hoffman Division, or the deemed transfer of the Assets of the Federal Division pursuant to the Election, or any excess loss account in the stock of the Company, or any deferred gain on any deferred intercompany transaction), (iii) any Liability of the Company for the unpaid Taxes of any Person other than the Company under Treas. Reg. Section1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise, (iv) any obligation of the Company to indemnify any Person by reason of the fact that such Person was a director, officer, employee, or agent of the Company or was serving at the request of the Company as a partner, trustee, director, officer, employee, or agent of another entity (whether such indemnification is for judgment, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such indemnification is pursuant to any statute, charter document, bylaw, agreement, or otherwise) to the extent such indemnification extends to obligations not otherwise constituting Federal Liabilities, (v) any Liability of the Company for costs and expenses incurred in connection with this Agreement and the Transactions other than as specifically set forth in the Separation Agreement, (vi) any Liability or obligation of the Company (other than a Liability of the Federal Division) under this Agreement (or under any side agreement between the Company on the one hand and Pentair or FCH on the other hand entered into without the Knowledge and prior written consent of Buyer), (vii) any Liability for Special Claims under Section 8.2(a) of this Agreement and (viii) any Liability for any other matter for which the Buyer (or the Company) is indemnified pursuant to this Agreement.

     "Final Closing Date Net Equity Statement" shall have the meaning set forth in Section 2.6(e) hereof.

     "Final Net Equity" shall have the meaning set forth in Section
2.6(e) hereof.

     "Financial Statements" shall have the meaning set forth in
Section 4.6(b) hereof.

     "GAAP" shall mean generally accepted accounting principles in the United States of America, applied on a consistent basis.

     "Governmental Agency" or "Governmental Agencies" shall mean any federal, state, local or foreign governments or their political subdivisions, courts, agencies, authorities, commissions, boards or bureaus having jurisdiction over the Company or the Business.

     "Hazardous Materials" shall mean (i) any petroleum or petroleum products, asbestos in any form, and polychlorinated biphenyls; (ii) any radioactive substance; (iii) any toxic, infectious, reactive, corrosive, ignitible or flammable chemical or chemical compound; and (iv) any chemicals, materials or substances, whether solid, liquid or gas defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import, under any applicable Environmental Law, as amended to the Closing Date.

     "Hoffman Division" shall mean the division of the Company that is engaged primarily in the business of development, manufacture, marketing and sale of electrical and electronic enclosures and related products.

     "IRS" shall mean the Internal Revenue Service department of the Treasury Department.

     "Indemnification Threshold" shall have the meaning set forth in Section 8.6(a) hereof.

     "Insurance Policies" shall have the meaning set forth in
Section 4.20 hereof.

     "Intellectual Property" shall mean (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all Patents, (b) all Trademarks, (c) all Copyrights, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all Confidential Information, (f) all computer software and software licenses (including data and related documentation), (g) all other similar proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

     "Interim Unaudited Financial Statements" shall have the meaning set forth in Section 7.18 hereof.

     "Inventory" or "Inventories" shall include all of the inventories of finished goods, raw materials, work in process, spare parts, labeling, wrapping, supply and packaging items, of the Federal Division wherever located, and, as applied to Special Inventory, shall include all finished goods and all inventories of raw materials, work in process, labeling, wrapping and packaging items usable only for such products.

     "Knowledge" or "best Knowledge" of Pentair, FCH or the Company, when modifying any provision of this Agreement, including a representation or warranty, shall mean that no Person listed on Exhibit B hereto has any knowledge that such representation or warranty is not true and correct to the same extent as provided therein, and that:

      (i)Pentair, FCH and the Company have directed the personnel set forth on Exhibit B to review diligently their respective books and records with respect to the representations and warranties set forth herein; and

      (ii)nothing has come to the attention of such personnel in the course of such investigation and review or otherwise which should reasonably cause such Person, in the exercise of due diligence, to believe such representation and warranty is not complete, true or correct.

     The foregoing shall have a cognate meaning with respect to Buyer in Section 5.6 as to the Buyer personnel set forth on Exhibit B hereto.

     "Leased Real Property" shall have the meaning set forth in
Section 4.17 hereof.

     "Leases" shall mean all of the leases, subleases, leasehold estates and subleaseholds therein with respect to the personal or real property of or associated with the Company on behalf of the Federal Division and constituting Assets.

     "Liability" shall mean without limitation any direct or indirect liability, indebtedness, obligation, commitment, expense, claim, deficiency, guaranty or endorsement of or by any Person of any type, whether accrued, absolute, contingent, matured or unmatured, known or unknown.

     "MADSP" shall have the meaning set forth in Section 7.13(b) hereof.

     "Material Adverse Effect" or "Material Adverse Change" shall mean (a) any significant and substantial adverse effect or change in the condition (financial or other), Business, results of operations, Assets, Federal Liabilities or operations of the Federal Division, or (b) any event or condition which would, with reasonable certainty with the passage of time, constitute a "Material Adverse Effect" or "Material Adverse Change."

     "Mortgages" shall mean all deeds of trust, mortgages or other debt Encumbrances on Owned Real Property.

     "Net Equity" shall mean (a) Assets (excluding Special
Inventory) minus (b) Federal Liabilities, as shown on the Final
Closing Net Equity Statement determined in accordance with Section
2.6 hereof.

     "Ordinary Course of Business" or "ordinary course" or any similar phrase shall mean the ordinary course of the Business consistent with the past practice and custom.

     "Owned Real Property" shall mean all real property owned in fee by the Federal Division listed on Schedule 4.18, including without limitation all rights, easements and privileges appertaining or relating thereto, and all buildings, fixtures and improvements located thereon.

     "Party" or "Parties" shall mean, in the singular, each of the Buyer, Company, Pentair and FCH and, in the plural, collectively, the Buyer, Company, Pentair and FCH, as determined herein by the context in which used.

     "Patents" shall mean all patents and patent disclosures and applications, and registered design and registered design applications, together with all reissuances, continuations, continuations-in-part, revisions, extensions and re-examinations thereof.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation.

     "Pension Plan" shall mean the Defined Benefit Plan and any "employee pension benefit plan" within the meaning of Section 3(2) of ERISA provided to employees of the Federal Division.

     "Pentair" shall have the meaning set forth in the Preamble of this Agreement.

     "Pentair's Accountants" shall have the meaning set forth in
Section 2.6(a) hereof.

     "Permits" shall mean all licenses, certificates, permits, franchises, approvals, authorizations, consents or orders of, or filings with, any Governmental Agency, whether foreign, federal, state or local, or any other Person, relating to the conduct of or the operation of the Business.

     "Permitted Encumbrances" shall mean:

      (a)with respect to Owned Real Property (i) ad valorem real property Taxes not yet due and payable, (ii) Exceptions of record as to which there is no Default, and (iii) building, zoning and subdivision ordinances, and

      (b)with respect to Personal Property, intangible property and other non-real property (i) minor imperfections of title and encumbrances which, individually or in the aggregate, are not material in amount and do not materially detract from the value of or impair the use of the Assets to which they relate, (ii) retention of title agreements with suppliers or capital or operating leases entered into in the Ordinary Course of Business as to which there is no Default, (iii) liens securing any Liabilities set forth in the Final Closing Date Net Equity Statement, (iv) liens for Taxes not yet due and payable, and (v) notwithstanding any contrary provision of this Agreement, liens set forth on
Schedule 4.15.

     "Person" shall mean an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "Personal Property" shall mean the personal property owned by the Federal Division or used in the Business, including tangible personal property, such as sales and promotional literature, customer, supplier and distribution lists, art work, display units, Equipment and

Inventory, and all general intangibles such as telephone and fax numbers, but excluding Intellectual Property.

     "Personnel" shall have the meaning set forth in Section
4.13(c) hereof.

     "Plan Asset Transfer" shall have the meaning set forth in
Section 7.12(b)(i) hereof.

     "Potential Default" shall mean (i) the occurrence of an event that with the passage of time or the giving of notice or both would constitute a Default, or (ii) the occurrence of an event that with the passage of time or with the giving of notice or both would give rise to a right of termination or cancellation, renegotiation, modification or acceleration under any Contract, Lease or Encumbrance.

     "Purchase Price" shall have the meaning set forth in Section
2.3 hereof.

     "RCRA" shall mean the Resource Conservation & Recovery Act (42 U.S.C. Section 6901 et seq.).

     "Referral Firm" shall mean the Minneapolis, Minnesota office of Ernst & Young LLP or such other nationally recognized firm of independent certified public accounts selected by Buyer and Seller with whom none of the Company, Buyer, Pentair or FCH, or any of their respective Affiliates, have engaged within three (3) years prior to the Closing Date.

     "Regulations" shall mean any laws, statutes, ordinances, code, regulations, rules, notice requirements, court decisions and orders of any Governmental Agency, including Environmental Laws, and those regulations concerning energy, motor vehicle safety, public utility, zoning, building and health codes, occupational safety and health and laws respecting employment practices, employee documentation, terms and conditions of employment and wages and hours.

     "Release" shall mean and include any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, migrating within the environment or disposing into the environment or the work-place of any Hazardous Material, and otherwise as defined in any Environmental Law.

     "Report" shall have the meaning set forth in Section 7.13 hereof.

     "Representative" shall mean any officer, director, principal, attorney, agent, employee or other representative.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and Regulations promulgated thereunder.

     "Seller" shall have the meaning set forth in the preamble to this Agreement.

     "Separation" shall have the meaning set forth in the Recitals to this Agreement.

     "Separation Agreement" shall have the meaning set forth in
Section 6.1 hereof.

     "Shares" shall have the meaning set forth in the Recitals to this Agreement.

     "Special Claims" shall have the meanings set forth in Section
8.2.

     "Special Inventory" shall mean the Inventory, wherever located, of .22 Gold Medal Match and Ultra Match products, which are in excess of one year's projected usage as agreed between the parties.

     "Specified Rate" shall mean, for any day, the prime rate established by Morgan Guaranty Trust Company of New York from time-to-time from and including the Closing Date to the date of payment.

     "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

     "Successor Plan" shall have the meaning set forth in Section
7.12(b)(i) hereof.

     "Tax" or "Taxes" shall mean, except where the usage or context otherwise dictates, any federal, state, local, foreign or other tax, levy, impost, fee, assessment or other government charge, including income, excise, custom, duty, contribution obligation relating thereto, estimated income, business, occupation, franchise, property, payroll, personal property, sales, transfer, use, employment, commercial rent, occupancy, franchise or withholding taxes, and any interest, penalties and additions in connection therewith for which the Company may be liable.

     "Tax Returns" shall mean and include, unless the usage or context otherwise dictates, any federal, state, local and foreign tax returns, declarations, elections, statements, reports, schedules and information returns or the refiling of any such Tax
Returns previously filed.

     "TCAAP" shall mean the Twin Cities Army Ammunition Plant, and, where appropriate, the government-owned, contractor-operated relationship between the Federal Division and the United States
Army or Department of Defense pertaining to such plant.

     "Trademarks" shall mean registered or unregistered trademarks, registered or unregistered service marks, all goodwill, translations, adaptations, deviations, combinations, applications, registrations and renewals in connection with any registered or unregistered trademark or service mark, and all trade dress and logos.

     "Transaction Documents" shall mean this Agreement and the ancillary agreements and instruments executed, filed or otherwise prepared, exchanged or delivered in accordance with this Agreement, including the Separation Agreement.

     "Transactions" shall mean the purchase of the Shares and the other transactions contemplated by the Transaction Documents.

     "Treasury" or "Treasury Department" shall mean the Department of the Treasury of the United States of America.

     "Unaudited Financial Statements" shall have the meaning set forth in Section 4.6(a) hereof.

     "WARN Act" shall mean the Worker Adjustment and Retraining
Notification Act (P.L. 100-379), as amended, and any similar
Regulation of any Governmental Agency.

     "Welfare Plan" shall mean any "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA provided to employees of the Federal Division, but excluding any multiemployer plan.


                            ARTICLE II

                 PURCHASE AND SALE OF THE SHARES


      2.1 Purchase of the Shares from the Seller. Subject to and upon the terms and conditions of this Agreement, at the Closing of the Transactions contemplated by this Agreement (the "Closing"), the Seller shall sell, transfer, convey, assign and deliver to the Buyer, and the Buyer shall purchase, acquire and accept from the Seller, all the Shares. Such sale, transfer, conveyance, assignment and delivery of the Shares shall convey good and marketable title free and clear of any and all Encumbrances, and at such time the Shares shall be fully paid and non-assessable. At the Closing the Seller shall deliver to the Buyer certificates evidencing the Shares duly endorsed in blank or with stock powers duly executed by the Seller.

      2.2 Further Assurances. At any time and from time to time after the Closing, at the Buyer's request and without further consideration, the Seller shall promptly execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation, and take all such other action as the Buyer may reasonably request, more effectively to transfer, convey and assign to the Buyer, and to confirm the Buyer's title to, all of the Shares to be conveyed by the Seller, to put the Buyer in actual possession and operating control of the Business.

      2.3 Purchase Price for the Shares. The aggregate purchase price to be paid by the Buyer for the Shares shall be (i) $112 million, plus or minus (ii) the amount of the adjustment calculated pursuant to Section 2.7 hereof, plus (iii) the amount of the separate payments in accordance with Section 2.8 hereof (the "Purchase Price").

      2.4 Initial Payment of the Purchase Price. At the Closing, the Buyer shall deliver to FCH the sum of $112 million by wire transfer of immediately available funds to an account as designated by Pentair at least three (3) business days prior to Closing.

      2.5 Closing. The Closing shall take place at the offices of Briggs and Morgan, Professional Association, 2400 IDS Center, Minneapolis, Minnesota, or such other place and time as the Parties may agree, at 10:00 a.m., local time, on November 4, 1997, effective as of the close of business on October 31, 1997 (the "Closing Date"). All transactions occurring after the Closing Date shall be for the account of Buyer or the Company.

      (a)Seller Deliveries. The Seller shall deliver to the Buyer at the Closing the following closing documents, instruments and certificates:

      (i)certificates representing the Shares duly endorsed in accordance with Section 2.1 of this Agreement;

      (ii)certificates of good standing dated within twenty
     (20) days of the Closing for (1) the Company (including all Tax clearance certificates other than for Ontario) from each jurisdiction in which the Company is organized or qualified to do business and (2) Pentair and FCH from the jurisdictions in which they are organized;

      (iii)certificates of (1) the Secretary of the Company attesting to the incumbency and authority of the Company's officers, and the authenticity and continuing validity of the charter documents delivered to Buyer, and (2) of the Secretary of each of Pentair and FCH attesting to the incumbency and authority of Pentair's and FCH's signatories to the Transaction Documents;

      (iv)where required by any material Lease, an estoppel certificate from each lessor from whom the Hoffman Division leases real or personal property consenting to the assignment of such Lease to FCH, and, to the extent reasonably obtainable, representing that there are no outstanding claims against the Company under such Lease;

      (v)resignation of each member of the Board of Directors and all officers (who are not employees of the Federal
     Division) of the Company;

      (vi)a certificate of the Secretary of each of Pentair and FCH attesting to the authenticity of and attaching the resolutions of Pentair and FCH authorizing the Transactions contemplated by this Agreement and the Transaction Documents;

      (vii)a cross receipt executed by the Buyer and the Seller;

      (viii)an opinion of counsel to Pentair, dated as of the Closing, in substantially the form attached as Exhibit C;

      (ix)within a reasonable time prior to the Closing a summary of, and copies of, search reports which shall include without limitation all recorded Encumbrances, including security interests, tax liens and judgments relating to the Federal Division of the Company; and

      (x)All Transaction Documents duly executed by Seller or its Representatives (as required) not set forth above.

      (b)Buyer Deliveries. The Buyer shall deliver to the Seller at the Closing the following closing documents, instruments and certificates:

      (i)payment of that portion of the Purchase Price required by Section 2.4 hereof to be delivered at the Closing;

      (ii)certificate of good standing dated within twenty
     (20) days of the Closing for the Buyer from the jurisdiction in which it is organized;

      (iii)a certificate of the Secretary of the Buyer attesting to the incumbency and authority of the Buyer's signatories to the Transaction Documents;

      (iv)a certificate of the Secretary of Buyer attesting to the authenticity of and attaching the resolutions of Buyer authorizing the Transactions contemplated by this Agreement and the Transaction Documents;

      (v)a cross receipt executed by the Buyer and the Seller;

      (vi)an opinion of counsel to Buyer, dated as of the Closing, in substantially the form attached as Exhibit D; and

      (vii)all Transaction Documents duly executed by Buyer or its Representatives (as required) not set forth above.

      2.6 Closing Audit. Pentair shall cause to be completed an audit of the Net Equity of the Federal Division as follows:

      (a)Promptly following the Closing Date, Pentair shall prepare and cause Deloitte & Touche, LLP, its independent certified public accountants, ("Pentair's Accountants") to audit a statement of net equity of the Federal Division as of the Closing Date (the "Closing Date Net Equity Statement"). In connection with the audit of the Closing Date Net Equity Statement, Representatives of Pentair's Accountants acting for Pentair have observed the physical inventory of the Federal Division on September 27, 1997. Buyer reviewed the inventory observation plan and participated in the observation of the Federal Division physical inventory by Pentair's Accountants. The Company shall reconcile the activity occurring from the September 27, 1997 physical inventory to the Closing Date in accordance with the Federal Division's normal practice and financial records. For purposes of the Closing Date Net Equity Statement, inventory will be valued in accordance with Exhibit E.

      (b)The Closing Date Net Equity Statement shall be prepared in accordance with GAAP, but also as GAAP is modified and superseded by the instructions set forth in Exhibit E hereto. The final draft of (i) the Closing Date Net Equity Statement, (ii) a calculation of Net Equity based on the Closing Date Net Equity Statement setting forth in reasonable detail the computation of the adjustment to the Purchase Price in accordance with Section 2.7, and (iii) the report, including the opinion, of Pentair's Accountants in form attached as Exhibit F, shall be delivered to the Buyer and its counsel for review as soon as reasonably possible but in any event no later than 60 days after the Closing Date.

      (c)In connection with the preparation of the Closing
Date Net Equity Statement, Buyer and the Company shall afford Pentair and its Representatives reasonable access to the Books and Records, Personnel and facilities of the Federal Division to permit it to prepare, and Pentair's Accountants to audit, the Closing Date Net Equity Statement. Buyer shall also cooperate with Pentair to request that the persons who were officers and employees of the Federal Division prior to the Closing, sign and deliver to Pentair's Accountants a standard representation statement relating to the Closing Date Net Equity Statement. The parties agree with respect to the foregoing sentence that (i) such officers and employees shall have the right to review such Books and Records and workpapers prepared by Pentair and Pentair's Accountants as reasonably necessary to enable such officers and employees to sign the standard representation letter, and (ii) the standard representation letter shall not be used and shall have no value as evidence in the event the Referral Firm is required to make a determination under Section 2.6(d) hereof. The Buyer and Buyer's independent certified public accountants ("Buyer's Accountants") shall have the right (i) immediately upon the deliveries described in Section 2.6(b), to obtain copies and to review the work papers of Pentair's Accountants underlying or utilized in preparing the Closing Date Net Equity Statement and the calculation of Net Equity, including without limitation the trial balance, all adjustments and all other underlying books, records, and other relevant documents and memoranda of the Company, Pentair and FCH (as to Pentair and FCH to the extent reasonably necessary for Buyer's review), and (ii) to utilize Personnel of FCH or Pentair for purposes of such review, each of (i) and (ii) immediately above as reasonably necessary to verify the accuracy and fairness in conformity with GAAP as modified and superseded by the instructions set forth in Exhibit E hereto of the presentation of the Closing Date Net Equity Statement and calculation of Net Equity. Buyer shall make available to Pentair (upon request following the giving of objections to the Closing Date Net Equity Statement) its workpapers generated in connection with its review of the Closing Date Net Equity Statement.

      (d)Within 30 days after its receipt of the final draft of the Closing Date Net Equity Statement, Buyer shall either inform Pentair in writing that the Closing Date Net Equity Statement is acceptable or object thereto in writing, setting forth a specific description of each of its objections. If the Buyer so objects, any such objection that the Buyer and Pentair cannot resolve within 30 days from the date Buyer notifies the Seller of any such objection shall be referred to the Referral Firm for final determination, which final determination shall be made by the Referral Firm on or before 30 days after referral. The final determination of the adjustments to the Closing Date Net Equity Statement and the calculation of Net Equity made by the Referral Firm shall be conclusive and binding upon the Buyer, Pentair and FCH. In resolving any disputed item, the Referral Firm (i) shall be bound by the provisions of this
Section 2.6 and (ii) may not assign a value to any item greater than the greatest value claimed for such item by either Buyer or Pentair or less than the smallest value for such item claimed by either Party.

      (e)If by agreement of the Buyer and the Seller or by determination pursuant to Section 2.6(d), any amount shown in the Closing Date Net Equity Statement or calculation of Net Equity is determined to be inaccurate or not authorized by application of GAAP as modified and superseded by the instructions set forth in Exhibit E hereto, such inaccurate amount or unauthorized presentation or treatment shall be corrected and the correct amount, presentation or treatment shall be inserted in lieu thereof. The Closing Date Net Equity Statement, including the calculation of Net Equity, as so corrected or, as accepted if undisputed by Buyer (within the period set forth in Section 2.6(d)), shall constitute the "Final Closing Date Net Equity Statement" and "Final Net Equity" for purposes of this Agreement.

      (f)The Buyer shall pay the fees and disbursements of the Buyer's Accountants. Pentair shall pay the fees and disbursements of Pentair's Accountants. The fees and disbursements, if any, of the Referral Firm shall be paid one-half by the Buyer and one-half by the Seller.

      2.7 Determination and Payment of Purchase Price Adjustment. Upon the determination of the Final Closing Date Net Equity Statement and Final Net Equity in accordance with Section 2.6(e), the Purchase Price and payment thereof shall be adjusted, up or down, as follows: (a) if Final Net Equity is greater than $98.737 million, the amount of such difference shall be paid by Buyer to FCH and (b) if Final Net Equity is less than $98.737 million, the amount of such difference shall be paid by Seller to Buyer. Such payments, if any, shall be made by wire transfer of immediately available funds within five business days after the date upon which such amount is finally determined hereunder to an account as designated by the receiving party, together with interest thereon from the Closing Date to the date of payment, calculated at the Specified Rate.

      2.8 Payment for Special Inventory. The standard cost of the Special Inventory shall be determined as of the Closing Date in accordance with the instructions set forth in Exhibit E hereto. As a part of the Purchase Price, Buyer shall pay to Seller an amount equal to eighty percent (80%) of the value computed at such standard cost of the Special Inventory in three (3) equal payments, without interest, on the first, second and third anniversaries of the Closing Date.

                           ARTICLE III

            REPRESENTATIONS REGARDING PENTAIR AND FCH


     As a material inducement to Buyer to enter into this Agreement, Pentair, for itself and FCH, represents and warrants to the Buyer that the following representations and warranties are, as of the date hereof, true, complete and correct:

      3.1 Title to Shares. FCH has good and marketable legal and beneficial title to the Shares, free and clear of any and all covenants, conditions, voting trust arrangements, options or Encumbrances whatsoever.

      3.2 Authorizations.

      (a)FCH has the full right, power and authority to transfer, convey and sell the Shares to the Buyer at the Closing and, upon consummation of the Transactions, the Buyer will acquire from FCH good and marketable title to such Shares, free and clear of any and all Encumbrances.

          (b) Pentair and FCH represent and warrant that each has the requisite power and authority, and each has taken all action necessary to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform their respective obligations hereunder and thereunder. This Agreement and the other Transaction Documents to which each is a party constitute their respective valid and legally binding obligations and, assuming due execution of this Agreement by the other Parties hereto and of such other Transaction Documents by the Parties thereto, are enforceable against Pentair and FCH in accordance with their respective terms and conditions.

      3.3 Noncontravention. Except as listed in Schedule 3.3, neither the execution, delivery or performance of this Agreement or the Transaction Documents by Pentair or FCH, nor the consummation of the Transactions, will (a) violate, conflict with or result in any breach of any provision of the articles or certificate of incorporation or bylaws of either Pentair or FCH, (b) violate any Regulation or Court Order to which either Pentair or FCH is subject, (c) violate, conflict with, constitute a Default under, result in the creation of any Encumbrance upon any of the Assets or require any notice under any, without limitation, contract, lease, mortgage or other instrument to which either Pentair or FCH is a party, by which either of them is bound or to which any of their respective assets is subject.

      3.4 338(h)(10) Filing Eligibility. Pentair is eligible to join in a filing of an election under Section 338(h)(10) of the Code as described in Section 7.13 hereof.

      3.5 Books and Records. Neither Pentair nor FCH presently maintain, generate or have possession of Books and Records, except copies thereof.

                            ARTICLE IV

              REPRESENTATIONS REGARDING THE COMPANY


     As a material inducement to Buyer to enter into this Agreement, Pentair, for itself and FCH, represents and warrants to Buyer that the following are, as of the date hereof true, complete and correct:

      4.1 Organization, Qualification and Corporate Power. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Minnesota. Except as set forth on Schedule 4.1, the Company is duly qualified to conduct business, properly licensed and is in good standing under the laws of each jurisdiction where such qualification and licensing is required. Schedule 4.1 contains an accurate and complete list of all jurisdictions in which Company is qualified to do business as a foreign corporation. Schedule 4.1 contains copies of the articles of incorporation and bylaws of Company, and all amendments thereto, which are accurate and complete.

      4.2 Capitalization. The entire authorized capital stock of the Company consists of one class of capital stock, which is the Company Common Stock and of which 99 Shares are issued and outstanding. All of the issued and outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid, and nonassessable. There are no outstanding or authorized interests, options, warrants, rights, or other encumbrances, or Contracts that could require the Company to issue, sell, or otherwise cause to become outstanding, any of its capital stock, or any other commitments of any kind for the issuance of additional shares of capital stock or other securities issued by the Company. There are no other outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Common Stock.

      4.3 Authorization of the Company. The Company has full power and authority (including full corporate power and authority), and has taken all corporate action necessary, to own, lease and operate the Assets, to conduct the Business as it is presently being conducted, and to conduct the business of the Hoffman Division as conducted prior to the effectiveness of the Separation Agreement. The Company has not conducted any business other than the business relating to the Federal Division (including the operation of TCAAP), the Hoffman Division and the Subsidiaries of the Company.

      4.4 Subsidiaries. Except for Hoffman Engineering S.A. de C.V. and Federal-Hoffman International, Inc. which have been transferred to FCH or an Affiliate thereof in connection with the Separation, the Company does not, directly or indirectly, currently own, possess, control or have any equity interest in, and has no Liability with respect to any current or former Subsidiary or other such Person.

      4.5 Noncontravention. Except as set forth on Schedule 4.5, neither the execution, delivery or performance of this Agreement or the other Transaction Documents, nor the consummation of the Transactions, will (i) violate or conflict with any provision of the articles of incorporation or bylaws of the Company, (ii) violate any Regulation or Court Order to which the Company is subject, (iii) result in a violation of, constitute a Default under or require any notice under any Contract, Lease, or Permit, to which the Company is a party or by which the Company is bound or to which any of the Assets is subject or (iv) impose any Encumbrance on the Assets.

      4.6 Financial Statements.

      (a)The Seller has previously delivered to the Buyer the unaudited balance sheet of the Federal Division as of December 31, 1996, December 31, 1995 and December 31, 1994 and the related statements of income, shareholder equity, retained earnings and cash flow of the Federal Division for the fiscal years then ended (collectively, the "Unaudited Financial Statements"). The Seller has also previously delivered to the Buyer the unaudited balance sheet of the Federal Division as of September 27, 1997, and the related statements of income of the Federal Division for the month ending September 27, 1997 and for the nine (9) month period then ended (the "Current Financial Statement").

      (b)The Unaudited Financial Statements and the Current Financial Statement (collectively, the "Financial Statements") have been prepared in accordance with the books and records of the Federal Division which were used in preparation of Pentair's consolidated financial statements for corresponding periods. The Financial Statements are true and complete, and present fairly and disclose the financial position and results of operations of the Federal Division. Except as set forth on Schedule 4.6, the Financial Statements have been prepared in accordance with GAAP, but do not include (i) certain statements as well as income statement, balance sheet and footnote disclosures required by GAAP for completeness (but not accuracy) of financial statements or (ii) certain tax and related accruals and other such information not applicable for proper presentation of financial statements of a consolidated subsidiary.

      4.7 Permits, Consents and Approvals. Schedule 4.7 sets forth a complete list of all material Permits used or necessary (in whole or in part) in the operation of the Business or otherwise held by the Company in connection with the operation of the Federal Division. Each Permit listed on Schedule 4.7 is valid, binding and in full force and effect. The Company has, and at all times has had, all Permits required under any Regulation (including Environmental Laws) in the operation of the Business. Except as set forth on Schedule 4.7, (i) the Federal Division has all requisite Permits to operate the Business, (ii) the Federal Division is not in Default with respect to any material Permit,
(iii) to the Knowledge of Company, Pentair and FCH, the material Permits are renewable and will continue in force without any special qualification, notice, or compliance procedures that arise from consummation of the Transactions, (iv) and except as set forth in the Separation Agreement, no Affiliate of the Company, including the Hoffman Division, has any direct or indirect interest in any Permit required to operate the Business, and (v) neither the Company, FCH nor Pentair has been advised of, nor to the Knowledge of any of them is there, a reasonable probability of (A) any revocation or anticipated revocation of any Permits, or (B) any changes or charges to or in connection with existing or pending Permits which would materially and adversely affect the conduct of the Business of the Federal Division as presently conducted.

      4.8 Undisclosed Liabilities.  Except as set forth on Schedule
4.8 or other Disclosure Schedules (or not required to be set forth therein under the terms hereof) or as reflected or reserved for in the unaudited balance sheet of the Federal Division dated as of December 31, 1996, there are no liabilities of the Federal Division except those (i) reflected or reserved for on the Final Closing Date Net Equity Statement, (ii) incurred in the Ordinary Course of Business since December 31, 1996, or (iii) otherwise specifically disclosed and provided for herein.

      4.9 Litigation.

      (a)Except as set forth on Schedule 4.9 (i) there are no pending proceedings before any Governmental Agency, (ii) the Company is not subject to any outstanding Court Order; (iii) the Company, to the Knowledge of the Company, FCH or Pentair, has not been threatened to be made a party to any Action involving more than $25,000, (iv) there is no Action or Court Order that involves the risk of criminal liability, (v) there is no Action that involves the Federal Division as a plaintiff, including any derivative suit and (vi) there is no proceeding pending, or to the Knowledge of the Company, FCH or Pentair threatened, that seeks to delay, limit or enjoin the Transactions. The Company is not in Default with respect to any Court Order, and there are no unsatisfied judgments against the Company.

      (b)Except as set forth on Schedule 4.11, Schedule 4.9 or as addressed in Section 7.15, there are no known or unknown contingent liabilities arising out of or based upon the Company's contract(s) with the Department of the Army or the Department of Defense to operate TCAAP that are not fully covered by insurance or indemnification under such contract(s). This paragraph 4.9(b) shall not survive the Closing Date. Section 6.4 and Article VIII provides indemnification with respect to TCAAP.

      4.10 Taxes.

      (a)All Tax Returns (including consolidated or combined
Tax Returns including the Company) required to be filed on or before the Closing Date with respect to the Company have been or will be filed timely (including within the time permitted by any extension that is filed timely) by or on behalf of the Company and all Taxes shown to be due on such Tax Returns have been or shall be timely paid.

      (b)From and after January 1, 1989, the Company has not been a member of an affiliated group (within the meaning of Section 1504 of the Code) filing a consolidated federal Return, other than a group the common parent of which is Pentair.

      (c)Schedule 4.10 lists all Tax Returns filed with respect to the Company for taxable periods which remain open, indicates those returns that have been audited and indicates those Tax Returns that are currently the subject of audit or scheduled for an examination by any relevant taxing authority.

      (d)Except as disclosed in Schedule 4.10:

      (i)no notice or claim has been made by a Governmental Agency in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to Taxes in that jurisdiction;

      (ii)no extension of the statute of limitations with respect to any assessment or claim for Taxes has been granted by or on behalf of the Company;

      (iii)there are no liens for Taxes upon the assets of the Company except liens for Taxes not yet due;

      (iv)no amended Tax Returns or refund claims have been or are scheduled to be filed by or on behalf of the Company;

      (v)all Taxes and other liabilities with respect to completed and settled audits, examinations or concluded litigation have been paid; and

      (vi)there are no pending appeals or other administrative proceeding with respect to any Tax Return of the Company, and there is no deficiency or refund litigation with respect to any Tax Return of the Company. No material issues have been raised by any relevant taxing authorities on audit of the Tax Returns of the Company. The Company has not received any notice of any Tax deficiency or assessment.

      (e)The Company has not filed or had filed on its behalf a consent to the application of Section 341(f) of the Code.

      (f)Except as disclosed in Schedule 4.10, the Company is not a party to any contractual obligation requiring the indemnification or reimbursement of any person with respect to the payment of any Taxes. Except as disclosed in Schedule 4.10, no claim has been asserted, which has not been resolved or satisfied, for any payment under any such agreement.

      (g)Except as disclosed in Schedule 4.10, the Company is not a party to or a beneficiary of any financing, the interest on which is tax-exempt under the Code, and none of the assets of the Company is "tax-exempt use property."

      (h)As of the Closing Date, the Company is not a party to any agreement, contract, arrangement, or plan that has resulted in or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section
280G of the Code.

      (i)The Company is a "United States person" within the meaning of the Code. The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in
Section 897(c)(1)(A)(ii) of the Code. The Transactions are not subject to the tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code, or of any other provision of law. Except as disclosed in Schedule 4.10, the Company does not have and did not have a branch in any foreign country.

      (j)The Company is not a party to any joint venture, partnership, or other arrangement or contract that could be treated as a partnership for federal income Tax purposes.

      (k)The Company has withheld and paid all Taxes required to have been withheld and paid, including (i) amounts paid to any employee or statutory employee or any foreign person or entity; and
(ii) any backup withholding required under Section 3406 of the Code.

      4.11 Employee Benefit and Employment Matters.

      (a)Schedule 4.11 contains a complete list of Employee Benefits which cover employees or former employees of the Company employed by the Federal Division. Except as set forth on Schedule 4.11, (i) the costs of all such Employee Benefits that are paid currently by the Federal Division are reflected as expenses in the Financial Statements; and (ii) the cost of such Employee Benefits which are, in whole or in part, not paid currently are adequately reserved for in the Financial Statements.

      (b)Seller has delivered to Buyer accurate and complete copies of (i) the Pension Plans, (ii) the two most recent annual reports on Form 5500 filed with the Internal Revenue Service with respect to the Pension Plans, (if any such report was required),
(iii) each trust agreement and group annuity contract relating to the Pension Plans, (iv) certified financial statements, if any, for the Pension Plans and (v) the two most recent actuarial reports prepared in connection with the Pension Plans and their funded status.

      (c)All contributions to, and payments from, the Defined Benefit Plan required to have been made in accordance with the Defined Benefit Plan and, if applicable, Section 302 of ERISA or
Section 412 of the Code, have been timely made. The funding method used in connection with the Defined Benefit Plan is acceptable under ERISA, and the actuarial assumptions used in connection with such funding, in the aggregate, are reasonable.

      (d)Except as set forth on Schedule 4.11, the Pension
Plans (and any related trust agreement or annuity contract or any other funding instrument) materially comply currently, and have materially complied in the past, both as to form and operation, with the provisions of ERISA and the Code (including Section 410(b) of the Code relating to coverage), where required in order to be tax-qualified under Section 401(a) of the Code, and all other applicable laws, rules and regulations; all necessary governmental approvals for such plans have been obtained. Except as set forth in Schedule 4.11, the Pension Plans have received a determination letter from the Internal Revenue Service to the effect that the Pension Plans (and any related trust agreements or annuity contracts or other funding instrument) are qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor, to the best knowledge of Seller, has revocation been threatened, nor has any Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect which would adversely affect its qualification or materially increase its cost.

      (e)Except as set forth on Schedule 4.11, the Pension
Plans, and all other Employee Benefits, have been administered to date in material compliance with the requirements of the Code and ERISA. All reports, returns and similar documents with respect to such Employee Benefits required to be filed with any Governmental Agency or distributed to any such Employee Benefits participant have been duly and timely filed or distributed. Except as set forth in Schedule 4.11, there are no investigations by any Governmental Agency, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Employee Benefits), suits or proceedings against or involving any of the Employee Benefits or asserting any rights or claims to benefits under any Employee Benefits that could give rise to any material liability, nor, to the best knowledge of Seller, are there any facts that could give rise to any material liability in the event of any such investigation, claim, suit or proceeding. No event has occurred and no condition exists under any Employee Benefits that would subject Company or Buyer to any tax under Code Sections 4971, 4972, 4977 or 4979 or to a fine under ERISA Section 502(c).

      (f)Except as set forth on Schedule 4.11, all premiums
(and interest charges and penalties for late payment, if applicable) due to the PBGC have been paid for each plan year thereof for which such premiums are required with respect to the Defined Benefit Plan. No liability to the PBGC has been incurred by Seller, Company or any Common Control Entity on account of any termination of an employee pension benefit plan subject to Title IV of ERISA. Except as set forth in Schedule 4.11, no filing has been made by Seller or any Common Control Entity with the PBGC (and no proceeding has been commenced by the PBGC) to terminate any employee pension benefit plan subject to Title IV of ERISA maintained, or wholly or partially funded, by Seller or any Common
Control Entity.  Neither Seller nor any Common Control Entity has
(i) ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA, (ii) withdrawn as a substantial employer so as to become subject to the provisions of
Section 4063 of ERISA, or (iii) ceased making contributions on or before the Closing Date to any employee pension benefit plan subject to Section 4064(a) of ERISA to which Seller or any Common
Control Entity made contributions during the five (5) years prior to the Closing Date. No employee pension benefit plan of Seller or any Common Control Entity subject to Title IV of ERISA has incurred any material liability to the PBGC other than for the payment of premiums, all of which have been paid when due. No employee pension benefit plan of Seller or any Common Control Entity has applied for or received a waiver of the minimum funding standards imposed by Section 412 of the Code, and no employee pension benefit plan has an "accumulated funding deficiency" within the meaning of Section 412(a) of the Code as of the most recent plan year.

      (g)Except as disclosed on Schedule 4.11, no "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA) has occurred which involves the assets of the Pension Plans or Employee Benefits and which could subject Company or its employees, or a trustee, administrator or other fiduciary of any trusts created under the Pension Plans to the tax or penalty on prohibited transactions imposed by Section 4975 of the Code or the sanctions imposed under Title I of ERISA. Except as set forth on
Schedule 4.11, no "reportable events" (as defined in Section 4043 of ERISA and the regulations thereunder) have occurred with respect to the Pension Plans, except (i) such events for which no filing with the PBGC was required (e.g., plan merger) and (ii) such events which may occur as a result of the transactions contemplated hereby. Neither Seller or any ERISA Affiliate, nor any trustee, administrator or other fiduciary of the Pension Plans or the Employee Benefits nor any agent of any of the foregoing, has engaged in any transaction or acted or failed to act in a manner which could subject Company or Buyer to any material liability for breach of fiduciary duty under ERISA or any other applicable law.

      (h)Multiemployer Plans.  Except as set forth on
Schedule 4.11, at no time has Seller or any Common Control Entity been required to contribute to any multiemployer pension plan within the meaning of Section 4001 of ERISA or incurred any withdrawal liability, within the meaning of Section 4201 of ERISA, or announced an intention to withdraw, but not yet completed such withdrawal, from any such multiemployer pension plan.

      4.12 Labor Agreements and Actions. Schedule 4.12 contains a list of all collective bargaining agreements to which the Company is a party which relate to the Federal Division. Except as set forth on Schedule 4.12, in the past five years, the Federal Division has not experienced any attempt to organize any of its employees for the purpose of collectively bargaining or entering into a labor Contract on behalf of such employees. As of the date hereof, there is no concerted employee activity materially adverse to the Federal Division, including labor strikes or disturbances, pending or, to the Knowledge of Company, FCH or Pentair, threatened against the Federal Division. Except as set forth on Schedule 4.12, there are no disputes or grievances subject to any grievance procedure, unfair labor practice proceedings, arbitration or litigation under such agreements, or as a result of such attempts to organize, which have not been finally resolved, settled or otherwise disposed of. The Federal Division is in compliance in all material respects with all applicable Regulations respecting employment practices, employment documentation, terms and conditions of employment and wages and hours. There are no unfair labor practice charges or complaints against or affecting the Federal Division pending before any applicable Governmental Agency and, to the Knowledge of the Company, Pentair or FCH, there are no material facts or information which would have a reasonable probability of giving rise thereto.

      4.13 Absence of Certain Changes. Except for matters referenced in the Separation Agreement or as set forth on Schedule 4.13, since December 31, 1996 with respect to the Federal Division there has not been:

           (a)any Material Adverse Change;

      (b)except for the operation of the cash management system by Pentair with respect to the Federal Division, any declaration, setting aside or payment of any dividend or other distribution in respect of the Common Stock or any redemption, purchase or other acquisition of any shares of the capital stock of the Company or any fee or other payment to or on behalf of Pentair, FCH or any Affiliate including any payment of principal or interest on any debt owed to any Affiliate, other than the normal corporate charges of the type reflected on the Financial Statements;

      (c)except as disclosed on Schedule 4.11 and except for increases occurring in the Ordinary Course of Business (which shall include normal periodic performance reviews and related compensation and benefit increases) any (i) increase in the rate or terms of compensation or bonus payable or to become payable or benefit due or to become due by the Federal Division to its respective current and former directors, officers, employees or agents (collectively, "Personnel"), (ii) adoption, creation or amendment of any plan providing Employee Benefits, or (iii) other change in employment terms for any of the officers, employees or agents of the Federal Division, other than in connection with the retention bonuses and severance arrangements referenced in Sections
7.2 and 7.11 hereof;

      (d)any issuance of or commitment to issue any (i) shares of Common Stock or (ii) rights, options, warrants or other securities exercisable for or exchangeable or convertible into any capital stock of the Company;

      (e)any payment, discharge, compromise, waiver, forgiveness or release of any rights or claims (or series of related rights or claims) or any obligation or Liability involving more than $50,000 and outside the Ordinary Course of Business;

      (f)except as disclosed on Schedule 4.19, any amendment, modification, acceleration, cancellation, termination, or, to the Knowledge of the Company, Pentair or FCH any threatened cancellation or termination of any Lease, Mortgage or Contract of the Federal Division that (i) involves payments by or to the Company in excess of $50,000 and (ii) is outside of the Ordinary Course of Business or which otherwise would have a Material Adverse Effect;

      (g)except as disclosed on Schedule 4.19, any capital expenditure or the incurring of Liability therefor by the Federal
Division involving payments in excess of $50,000;

      (h)any delay or failure to repay when due any material obligation of the Federal Division;

      (i)except as disclosed on Schedule 4.6, any change by the Federal Division, or by Pentair with respect to the Federal Division, in accounting methods, principles or practices of the Federal Division, including any increase or change in any assumptions underlying or methods of calculating any bad debt, contingency or other reserves or any revaluation of the Assets or Federal Liabilities;

      (j)any material Encumbrance of any of the Assets other than in the Ordinary Course of Business;

      (k)any indebtedness incurred (contingent or otherwise) by the Federal Division for borrowed money or any commitment to borrow money entered into by the Federal Division, or any loans or guarantees made, agreed to be made by, or obligating the Federal Division (other than loans and advances made by Pentair to the Federal Division);

      (l)any capital investment in, loan to, or acquisition of the securities or substantially all of the assets of any other Person (i) involving an Affiliate of the Company, (ii) involving more than $50,000 in the aggregate, or (iii) outside the Ordinary Course of Business;

      (m)except as set forth in Schedule 4.16, any grant of any Contract rights under or with respect to any Intellectual
Property of the Federal Division except in the Ordinary Course of Business; or

      (n)to the Knowledge of the Company, FCH or Pentair, any oral agreements by or obligating the Federal Division, or any of its Personnel to do any of the foregoing.

      4.14 Books and Records. The Company has made and kept books and records and accounts, which, in reasonable detail, accurately and fairly reflect the activities of the Company and the separate business and financial activities of each of the Federal Division and Hoffman Division so that the books and records of such divisions are able to be separated, audited and traced. The minute books of the Company, as previously made available to the Buyer and its Representatives, contain accurate and adequate records of all meetings of, and corporate actions taken by (including action taken by written consent), the stockholder and Board of Directors of the Company. The copies of the stock book records of the Company heretofore delivered to the Buyer completely and accurately reflect all transactions effected by or on behalf of the Company, or to which it is or may be bound. At Closing all of the Books and Records will be owned by and in the possession of the Company. The Books and Records are sufficient to operate the Business as a stand-alone company. All Books and Records have been maintained in all material respects in accordance with all applicable Regulations and good business practices.

      4.15 Owned and Leased Personal Property. Schedule 4.15 attached hereto contains a true, correct and complete copy of the asset register of the Federal Division as of September 27, 1997.
Schedule 4.15 also sets forth all items of Personal Property not owned by Company, but in the possession of or used in the Business, including Leases of Personal Property having rental payments therefor in excess of $25,000 per year. Except as disclosed on
Schedule 4.15:

      (a)The Federal Division has good and marketable title to each item of Personal Property listed in the asset register or acquired (and not disposed of) in the Ordinary Course of Business thereafter free and clear of all Encumbrances, except for Permitted Encumbrances; and

      (b)The Equipment is in good operating condition and repair, normal wear and tear excepted, is currently used in the Business in the ordinary course and normal maintenance has been consistently performed with respect to the Equipment.

      4.16 Intellectual Property.

      (a)Possession, Rights and Ownership.  The Federal
Division possesses all Intellectual Property necessary for the conduct of its Business as presently conducted, including all licenses and rights to use any Intellectual Property necessary for the Business as presently conducted. The Federal Division is the sole and exclusive owner of all right, title and interest in and to the Intellectual Property owned by it, free and clear of all Encumbrances, other than as set forth on Schedule 4.16 hereof. Except as set forth on Schedule 4.16, no right of the Company in the Intellectual Property used in the Business will be impaired or Encumbered in any material way by reason of the consummation of the Transactions.

      (b)No Proceedings, Disclosure or Infringement. Neither the Company, Pentair or FCH has received any notice of any event, inquiry, investigation or proceeding threatening the validity or exclusivity, where applicable, of any Intellectual Property used by the Federal Division. The Federal Division has taken all reasonable and prudent steps to protect the Intellectual Property listed on Schedule 4.16, from infringement by any other Person. Except as set forth on Schedule 4.16 no other Person (i) has the right (including a license) to use any of the Intellectual Property of the Company with respect to the goods and services on which they are now being used in the Business either in identical form or in such near resemblance thereto as to be likely, when applied to the goods of any such Person, to cause confusion with such Intellectual Property or to cause a mistake or to deceive, (ii) has notified the Company, Pentair or FCH that it claims any ownership of or right to use such Intellectual Property, or (iii) to the Knowledge of the Company, FCH or Pentair is infringing upon any Intellectual Property in any material respect. Except as set forth in Schedule 4.16, the Federal Division has full ownership rights and interests in and to all of the trade secrets used in the Business, which trade secrets have not been used, disclosed, or appropriated, and, to the Knowledge of the Company, Pentair or FCH, are not now being used, disclosed or appropriated, by any Person. The use of the Intellectual Property used in the Business has not conflicted and does not now conflict with, infringe upon or otherwise violate, in any material respect, the rights of any third party. Except as set forth in Schedule 4.16, no legal proceeding has been instituted against, or notice or claim received by, nor to the Knowledge of Company, Pentair or FCH, is there a reasonable probability thereof, that alleges that the use by the Federal Division of the Intellectual Property (or any intellectual property or process) used in the Business infringes upon or otherwise violates any rights of a third party, other than any such legal proceeding or notice or claim that has been disposed of without the imposition of any continuing adverse condition on the Business.

      (c)Proprietary Rights.  Schedule 4.16 identifies each
Patent, Trademark and registered Copyright owned or used by the Federal Division. Schedule 4.16 also sets forth: (i) for each Patent, the issue number, issue date, normal expiration date (if available) and subject matter for each country in which such Patent has been issued, or, if applicable, the application number and date of filing for each country, (ii) for each Trademark, (A) the description, the application, serial number or registration number, the class of goods covered and the issue and expiration or renewal (as applicable) date for each country in which a Trademark has been applied for or registered, (B) the description of each Trademark for which registration has not been sought, (iii) for each registered Copyright, the application or issue number and date of filing for each country in which a Copyright has been registered. True and correct copies of all Patents, Trademarks and Copyrights (including all pending applications) evidencing Intellectual Property which have been registered or issued by an applicable Governmental Agency to or for the Federal Division have been provided to the Buyer. Except for applications pending, all of the Patents, registered Trademarks and registered Copyrights listed on
Schedule 4.16 have been duly and validly issued. All of the pending Patent applications have been duly filed. Schedule 4.16 also identifies all material licenses and license rights to which the Federal Division is a party or pursuant to which it is bound.

      4.17 Leased Real Property. Schedule 4.17 attached hereto sets forth a true, correct and complete list as of the date hereof of all Leases of real property, identifying separately each ground lease, to which the Federal Division is a party or pursuant to which it is bound (collectively, the "Leased Real Property").
True, correct and complete copies of all Leases pertaining to the Leased Real Property and all amendments, modifications and supplemental agreements thereto, have previously been delivered to the Buyer. The Leased Real Property Leases are in full force and effect, are binding and enforceable against the Federal Division, and, to the Knowledge of the Company, Pentair and FCH, against each of the other parties thereto in accordance with their respective terms. Except as set forth on Schedule 4.17, the Leased Real Property Leases have not been modified or amended since the date of delivery to the Buyer. No party to any Lease has sent written notice to the other claiming that such party is in Default thereunder or that such Default remains uncured. There has not occurred any Default in the performance of any covenant, agreement or condition contained in any Lease, nor to the Knowledge of the Company, Pentair or FCH has there occurred any Potential Default. Neither the execution, delivery or performance of this Agreement or any other agreements or Transactions require the consent or approval of any party to any Lease, nor will such execution, delivery or performance constitute or result in a breach of or Default in the performance of any covenant, agreement or condition contained in any Lease. Except as reflected on the Final Closing Net Equity Statement, no Encumbrances with respect to any of the Leased Real Property remains to be paid for or to be performed by the Federal Division and there exist no other Encumbrances, other than Permitted Encumbrances.

      4.18 Owned Real Property. Schedule 4.18 attached hereto contains a true, correct and complete list of (i) the legal descriptions of all Owned Real Property and (ii) all Exceptions of which Pentair, FCH or the Company have Knowledge. Seller has caused to be prepared and delivered to Buyer a preliminary title commitment. Except for (A) Permitted Encumbrances, (B) matters set forth on Schedule 4.18, or (C) matters disclosed on the surveys of all Owned Real Property previously delivered to Buyer:

      (a)No work has been performed on or materials supplied to the Owned Real Property within any applicable statutory period that could give rise to any mechanic's or materialman's lien or other Encumbrances, except in the Ordinary Course of Business.

      (b)There is no pending or, to the Knowledge of the Seller, threatened condemnation or eminent domain proceeding with respect to the Owned Real Property.

      (c)Except as may be incurred in effecting the provisions of the Separation Agreement (and then, only to the extent set forth therein), there are no Encumbrances, including (i) Taxes pending or payable against the Owned Real Property, (ii) contingencies existing under which any assessment for real estate Taxes may be retroactively filed against the Owned Real Property, and (ii) Taxes, Permit fees or connection fees that must be paid respecting existing curb cuts, sewer hook-ups, water-main hook-ups or services of a like nature.

      (d)The Owned Real Property is, or Seller shall cause it to be after the date hereof, legally subdivided and, except as may relate to any such prospective subdivision, consists of separate tax lots so that it is assessed separately and apart from any other real property of Seller.

      (e)Except as may be incurred in effecting the provisions of the Separation Agreement (and then, only to the extent set forth therein), all installation charges for utility systems serving the Owned Real Property and all service charges therefor that are due and payable on or before the Closing Date have been paid by the Company on behalf of the Federal Division before the Closing Date, or appropriate provision therefor on the Closing Date Net Equity Statement will be made, to and including the Closing Date.

      (f)Except as set forth in Schedule 4.18, the Owned Real Property complies in all material respects with all applicable municipal zoning and building codes and ordinances; and there is no Action pending or, to the Knowledge of the Company, Seller and Pentair, threatened by any Governmental Agencies (or any other third party) claiming that the Owned Real Property violates any such codes or ordinances.

      (g)All buildings (including their respective utility systems) actively used in the administration of the Business and the manufacture and warehousing of the products of the Business are in good operating condition and repair, and the operation thereof as presently conducted is not in material violation of any applicable Regulations, including any building code or zoning ordinance. Other buildings located on the Owned
Real Property if not actively used are excluded from this representation.

      (h)Seller has delivered to Buyer copies of all title insurance policies and commitments and surveys, heretofore prepared for the Federal Division with respect to the Owned Real Property.

No representation or warranty regarding the title to Owned Real
Property shall survive Closing.

      Section 4.19 Material Contracts.

      (a)Contracts. Except for (i) purchase orders, invoices, confirmations, trade payables and similar documents and arrangements entered into by the Federal Division in the Ordinary Course of Business, (ii) Leases, (iii) licenses of Intellectual Property, (iv) Employee Benefits and (v) the Separation Agreement,
Schedule 4.19 lists, as of the date hereof, all of the following material Contracts to which the Federal Division is a party:

      (1)Contracts not in the Ordinary Course of Business;

      (2)Contracts pertaining to the borrowing of money;

      (3)Contracts creating Encumbrances, other than
     Permitted Encumbrances;

      (4)Contracts creating a guarantee of performance or payment;

      (5)Contracts relating to material licensing (other than of Intellectual Property), management or consulting services, including agency, marketing (including sales representation, distributor or dealer arrangements) or advertising arrangements;

      (6)Contracts relating to material capital expenditures;

      (7)Contracts limiting the freedom of the Federal
     Division to engage in or compete with any business;

      (8)Contracts for the acquisition or disposition of real property or any business or line of business or for any merger or consolidation;

      (9)Contracts concerning any joint enterprise, venture or partnership in which Federal Division has an interest;

      (10)Contracts that individually require after the date hereof
     (A) the payment of $100,000 or more during any 12-month period and that cannot be terminated without cause within a period of one (1) year after the Closing Date, (B) the Federal Division to indemnify any Person, or (C) the payment of $250,000 or more during any 12-month period;

      (11)Contracts for the purchase of raw materials or supplies (including consignment, hedging and similar Contracts) for, or the furnishing of services to, the Federal Division, (A) for which, to the Knowledge of the Company, comparable goods and services are not readily available in the Ordinary Course of Business on comparable terms and conditions or (B) the quantities of which are in excess of the normal requirements of the Business.

Pentair, FCH and the Federal Division have made available to the Buyer true, correct and complete copies of the written Contracts listed on Schedule 4.19, including all amendments and supplements thereto.

      (b)Absence of Breaches and Defaults. Except as set forth on Schedule 4.19, each Contract set forth thereon is in full force and effect and there exists no Default thereunder and to the Knowledge of Company or Seller, there is no Potential Default. All of the Contracts set forth on Schedule 4.19 and, all of the other Contracts to which the Federal Division, or the Company on behalf of the Federal Division, is a Party or by which it or any of the Assets is bound or affected, are enforceable in accordance with their terms.

      4.20 Insurance.   Schedule 4.20 sets forth a summary of all
policies of property, fire and casualty, general liability, products liability, workers' compensation, business interruption, automobile and other forms of insurance owned, held by or purchased for the benefit of the Federal Division or Pentair with respect to the Business, or their respective employees, for the past five (5) years (the "Insurance Policies"), other than insurance policies relating to Employee Benefits. All Insurance Policies are occurrence policies and not claims made policies, except for executive risk (D&O) policies. To the Knowledge of Company, Pentair or FCH, the Federal Division has not received (i) any notice of cancellation of any policy described in Schedule 4.20,
(ii) any notice that any issuer of such policy has filed for protection under applicable bankruptcy laws or is otherwise in the process of liquidating or has been liquidated, or (iii) any other written notice that such policies are no longer in full force or effect or that the issuer of any such policy is no longer willing or able to perform its obligations thereunder. Schedule 4.20 sets forth all material outstanding unpaid claims under any of the Insurance Policies. All policies and binders for the current policy year are in force on the date hereof.

      4.21 Certain Relationships. Except for the cash management system operated by Pentair with respect to the Federal Division and except for the arrangements and ownership of assets set forth in the Separation Agreement, (i) no Affiliate of the Company has been involved in any material business arrangement with the Federal Division since December 31, 1995 and (ii) no Affiliate of the Company owns any material asset, tangible or intangible, which is used in the Business.

      4.22 Environmental Matters. To the Knowledge of the Company, Seller or Pentair, except as set forth on Schedule 4.22:

      (a)Hazardous Materials. Hazardous Materials are and have been handled, transported, used, treated and stored on the Owned Real Property as a part of the Ordinary Course of Business of the Federal Division.

      (b)Permits. The Company has, and at all times has had, all material Permits required under any Environmental Law. The Federal Division is and has been in material compliance with Environmental Laws and the requirements of Permits issued thereunder with respect to the Owned Real Property.

      (c)Pending Actions. There are no pending or, to the Knowledge of the Company, Seller or Pentair, threatened
Environmental Claims against the Federal Division.

      (d)Environmental Audits or Assessments. The Company has delivered to the Buyer true, complete and correct copies of all material correspondence and written reports in its possession relating to all environmental audits or assessments which have been conducted with respect to the Owned Real Property within the last five (5) years.

The warranties and representations contained in this Section 4.22 shall not survive the Closing; Section 7.15 and Article VIII of this Agreement provides for the remediation of and indemnification with respect to Environmental Conditions and certain claims under the Environmental Laws.

      4.23 Compliance with Law.

      (a)Except as set forth on Schedule 4.23, the Company is in material compliance with all Regulations applicable to the Business, other than with respect to Environmental Laws which are covered separately in Sections 4.22 and 7.15. Neither the Company, Pentair nor FCH has received any notice to the effect that, or otherwise been advised that, the Company is not in material compliance with any Regulations or Court Orders affecting the Business, and the Company, Pentair and FCH have no Knowledge that any existing circumstances are reasonably likely to result in violations of any of the foregoing.

      (b)The Company is in material compliance with all Regulations relating to the disposition of solid waste, as defined under applicable Regulations. Neither the Company, Pentair nor FCH has received any notice to the effect that, or otherwise been advised that, the Company is not in material compliance with Regulations and Court Orders relating to solid waste, and the Company, Pentair and FCH have no Knowledge that there is a reasonable probability of any such violations.

      4.24 No Other Agreements to Sell Assets of the Company. Other than as contemplated by this Agreement, neither the Company, Pentair or FCH, has made any Contract with any other

Person to sell, assign, transfer or effect a sale of all or substantially all of the Assets, the Shares, or any capital stock of or other equity interest in the Company, to effect any merger, consolidation, liquidation, dissolution or other reorganization of the Company, or agreed to enter into any Contract with respect to any of the foregoing.

      4.25 Notes and Accounts Receivable. The notes and accounts receivable reflected on the Financial Statements and the Final Closing Date Net Equity Statement, do and will represent bona fide claims of the Company against debtors for sales, services performed or other charges in connection with the Business arising on or before the date hereof. Said notes and accounts receivable are subject to no defenses, counterclaims or rights of set-off and are fully collectible in the Ordinary Course of Business. The warranty and representation contained in this Section 4.25 shall not survive the Closing; Section 7.16 provides for the disposition of claims between the Company and Pentair with respect to uncollectible accounts receivable following the Closing.

      4.26 Inventories. Except as set forth on Schedule 4.26 and subject to the reserves therefor on the Final Closing Date Net Equity Statement (a) all Inventories of the Business are of good, usable and merchantable quality in all material respects and do not include obsolete or discontinued items, (b) all such Inventories are of such quality as to meet the usual and customary quality control standards of the Business and any applicable governmental quality control standards, (c) all such Inventories that are finished goods are saleable as current Inventories in the Ordinary Course of Business, and (d) all such Inventories are recorded on the financial records of the Federal Division in accordance with GAAP. Schedule 4.26 lists the location of all such Inventories. The Company has followed all Company policies with respect to excess and obsolete inventory, including any changes therein set forth on Schedule 4.6. Special Inventory is hereby excluded from the representations and warranties set forth in paragraphs (c) and
(d) of this Section 4.26; Section 2.8 hereof provides for separate treatment and payment for the Special Inventory.

      4.27 Certain Payments. The Company, Seller and their Affiliates have not (i) directly or indirectly, paid or delivered any fee, commission or other sum of money or item or property, however characterized, or have agreed to do any of the foregoing, to any Person, in the United States or any other country, which is in any manner related to the Business, which was illegal when made or consummated under any federal, state or local laws of the United States (including without limitation the U.S. Foreign Corrupt Practices Act) or any other country having jurisdiction, (ii) participated, directly or indirectly, in any boycotts or other similar practices affecting any of its actual or potential customers, or (iii) established or maintained any unrecorded fund or asset for any purpose or made any false entries on the Books and Records.

      4.28 Customers. Schedule 4.28 attached hereto sets forth a true, correct and complete list of the names of each customer of the Business who purchased $500,000 or more from the Federal Division in the fiscal year ended December 31, 1996. None of the Federal Division, Pentair or FCH has received any written or, to the Knowledge of the Company, Pentair or FCH, oral notice that any such customer (i) will cease to buy or use the products, goods or services of the Federal Division, or (ii) will substantially reduce the purchase or use of products, goods or services of the Federal Division, in either case after the consummation of the Transactions.

      4.29 Suppliers. Schedule 4.29 attached hereto sets forth a true, correct and complete list of the names of each of the suppliers of the Federal Division that accounted for a dollar volume of purchases of $500,000 or more for the fiscal year ended December 31, 1996. None of the Company, Pentair or FCH have any Knowledge that any supplier will not continue to sell to it raw materials, supplies, merchandise and other goods or services on terms and conditions similar to those applicable to its current sales to the Federal Division, subject to general and customary price increases, product shortages or allocations or other disruptions of supply outside the control of the Federal Division after the consummation of the Transactions.

      4.30 Warranty and Product Liability. Schedule 4.30 attached hereto contains a true, correct and complete list of all warranty claims in excess of $5,000 and all product liability claims made against the Business through the date hereof that remain outstanding and the current status of each such claim. Except as set forth on Schedule 4.30 there are no pending or, to the Knowledge of the Company, threatened claims with respect to any material warranty or product liability, nor, to the Knowledge of the Company, Pentair, or FCH, is there any reasonable probability thereof. All information (to the extent available) relative to such warranty and product liability claims has been made available to the Buyer. Except as set forth in Schedule 4.30 and except for warranties under applicable Regulation, the Company has given no warranties, express or implied, written or oral with respect to the products of the Business.

      4.31 Banking Facilities. Schedule 4.31 attached hereto sets forth a true, correct and complete list of:

      (a)each bank, savings and loan or similar financial institution in which the Federal Division, has an account or safety deposit box and the numbers of the accounts or safety deposit boxes maintained by the Federal Division, or the Company, FCH or Pentair on behalf of the Federal Division, thereat; and

      (b)the names of all persons authorized to draw on each such account or to have access to any such safety deposit box facility, together with a description of the authority (and conditions thereof, if any) of each such person with respect thereto.

      4.32 Powers of Attorney. Except as set forth on Schedule 4.32, the Company has no general or special powers of attorney outstanding (whether as grantor or grantee), other than for freight forwarders and customs brokers for the purpose of making customs and similar declarations for products of the Federal Division and the Hoffman Division.

      4.33 Compensation of and Contracts with Employees. The Buyer has been provided with an accurate and complete list showing the names of all employees of the Federal Division who (i) participate in a Pentair management incentive plan or (ii) received more than $75,000 in 1996 cash compensation (including salary, commission and normal bonus (other than MIP)). Except as set forth in Schedule 4.33, the Company has not entered into written employment, severance, "golden parachute" termination or similar contracts with any employee of the Federal Division. It is the policy of the Company to engage employees of the Business in at-will, unwritten employment arrangements. The employee manual of the Federal Division has been delivered to Buyer and, as of the date delivered, was true, complete and accurate, and no material modification has been made since that date.

      4.34 Product Recalls. Except as set forth on Schedule 4.34, there have not been, within the past 5 years, nor are there currently pending, or, to the Knowledge of the Company, Pentair or FCH, is there any reasonable probability of, any market withdrawals or recalls of any goods sold by the Federal Division that have been announced either to its distributors, retail accounts or ultimate consumers, or to the industry in which the Business operates, or to the general public.

      4.35 Information Provided. The information concerning the Company set forth in this Agreement, the Exhibits and Schedules attached hereto and any document, statement or certificate specifically referred to herein or therein and furnished or to be furnished to the Buyer pursuant hereto, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they are made, not false and misleading. The Disclosure Schedules have been prepared in good faith and are contemplated to provide reasonable disclosure to Buyer of the matters referenced therein. Copies of all documents heretofore or hereafter delivered or made available to the Buyer pursuant to this Agreement were or will be complete and accurate copies of such documents.

      4.36 Sufficiency of Assets. The Assets are sufficient to operate the Business in the same manner as conducted by the Federal Division on December 31, 1996 and as of the Closing Date.


                            ARTICLE V

                   REPRESENTATIONS OF THE BUYER

     The Buyer represents and warrants to Pentair that the following representations and warranties are, as of the date hereof, true, complete and correct:

      5.1 Organization and Authority. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority (corporate and other) to own its properties and to carry on its business as now being conducted. The Buyer has full power to execute and deliver this Agreement and the agreements contemplated herein, and to consummate the Transactions contemplated hereby and thereby.

      5.2 Authorization. The execution and delivery of this Agreement by the Buyer, and the agreements provided for herein, and the consummation by the Buyer of the Transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action. This Agreement and all other Transaction Documents constitute the valid and legally binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms.

      5.3 Noncontravention. Except as listed in Schedule 5.3, neither the execution, delivery or performance by Buyer of this Agreement or the other Transaction Documents, nor the consummation of the Transactions, will (i) violate, conflict with or result in any breach of any provision of the Articles of Incorporation or by-laws of the Buyer, (ii) violate any Regulation or Court Order to which the Buyer is subject or (iii) result in a material violation of or constitute a Default under, or require any notice under, any Contract, Lease or other instrument to which the Buyer is a party or by which the Buyer is bound or to which any of its assets is subject.

      5.4 Investment Purpose. The Buyer is acquiring the Shares for investment, for its own account only, and not with a view to, or for resale in connection with, any "distribution" thereof (within the meaning of the Securities Act or other applicable securities laws).

      5.5 Financing. Buyer has the financial capability to purchase the Shares and to consummate the Transactions on the terms and subject to the conditions set forth in this Agreement and in the other Transaction Documents.

      5.6 Litigation. Except as set forth in Schedule 5.6, there is no proceeding pending, nor to the Buyer's Knowledge threatened, that seeks to limit, delay or enjoin the Transactions.


                            ARTICLE VI

                       SEPARATION COVENANTS

      6.1 Separation Agreement. The Company and FCH have entered into an agreement whereby the Federal Division and the Hoffman Division are being separated by transferring all of the assets and Liabilities of the Company other than those of the Federal Division to FCH or an entity owned or controlled by FCH (the "Separation Agreement"). The Separation Agreement is incorporated in to this Agreement as Exhibit G. The transfer of assets and assumption of Liabilities specified therein shall be deemed to have taken place immediately prior to the effective time of the transfer of the Shares from FCH to Buyer hereunder. Pentair covenants to cause the due performance of, and FCH acknowledges its obligation to perform, the duties and obligations of FCH that arise from, are incident to, or occur in connection with the Separation Agreement. The Buyer covenants to cause the due performance of, and the Company acknowledges its obligation to perform, the duties and obligations of the Company that arise from, are incident to, or occur in connection with the Separation Agreement.

      6.2 Third Party Consents. Prior to the Closing Date, the Company shall have obtained all consents and authorizations necessary in connection with the Transactions for any and all Contracts, Permits, Leases, Mortgages, Employee Benefits or Regulations to which the Hoffman Division is a party or is bound, under which it has or may have an obligation under, or those which, if not so obtained, would have subjected the Company to any material Liability, caused interruption of the operations of the Business or otherwise materially and adversely affected the Business.

      6.3 Termination and Employment of Hoffman Division Employees. In connection with the Separation, Pentair and FCH shall have directed the Company, at the sole cost and expense of FCH and in compliance with applicable Regulations, to cause all employees of the Company who are not Active Employees to cease to be employees of the Company as of the Closing Date, and FCH has engaged all current employees of the Company other than Active Employees as employees of FCH. FCH, with no financial assistance from Company, agrees to make or cause to be made a clean cut-off of payroll and payroll tax reporting with respect to employees of the Company other than Active Employees and shall pay over to the federal, state and city governments those amounts respectively withheld or required to be withheld for periods of employment ending on or prior to the Closing Date. FCH also agrees to issue or cause to be issued timely Forms W-2 for wages paid to former employees of the Company who are not Active Employees through the Closing Date, unless some other less burdensome method of reporting is allowed by the Code or other applicable Regulations.

      6.4 Actions and Claims.

      (a)Federal Liabilities include, and, following Closing, the Company shall have responsibility for and liability with respect to, all third-party Actions relating to the Business or the Federal Division, regardless of the type of claim or the date on which the claim arose or was brought to the attention of the Company, except for

      (i)workers' compensation claims for which the occurrence took place on or before the Closing Date;

      (ii)product liability claims based on occurrences
     (and not the date of manufacture of the product involved nor the date such claims are made) arising on or before the Closing Date;

      (iii)claims arising, whether or not prior to Closing, with respect to Environmental Conditions to the extent covered in Section 7.15 hereof;

      (iv)claims for Taxes for which Seller is responsible under Section 7.7 hereof, arising with respect to periods prior to the Closing;

      (v)claims based on occurrences on or before the Closing Date for which the Federal Division has available to it coverage under the Insurance Policies (without regard to deductibles, retained limits, self-insured amounts or the like) and any claim under paragraph 1a. of Schedule 4.9 regardless of insurance coverage; and

      (vi)claims arising out of or with respect to TCAAP to the extent not reimbursed to the Federal Division by insurance or indemnification by any third party.

which shall be assumed by FCH following the Closing. The retention by the Company of any responsibility or liability with respect to any Actions pursuant to the foregoing shall not be deemed to limit the ability of the Company or the Buyer to recover Damages for any breach of representation or warranty under Article IV hereof, if otherwise permitted hereunder.

      (b)The parties acknowledge and agree that some or all of such Actions to be assumed by the FCH may not be validly or legally transferable from the Company to FCH. Defense of all such Actions shall nonetheless be irrevocably undertaken by FCH after the Closing Date, all at the sole cost and expense of FCH, including all costs of judgment or settlement. The Company shall have no responsibility to defend, indemnify, incur costs or expenses or otherwise participate in any such Actions; provided, however, the Company shall be required to provide reasonable assistance and cooperation to FCH in the defense thereof by making Personnel of the Federal Division available and providing continuing access to the Books and Records of the Federal Division and other documentation that was not transferred from the Company to FCH pursuant to this Agreement, for which assistance FCH will pay to the Federal Division all reasonable out-of-pocket expenses and straight hourly time personnel costs incurred. In the event that FCH fails to undertake and diligently defend any such Action, the Company shall be entitled to do so in accordance with the indemnification procedures and remedies set forth in this Agreement.

      (c)Subject to the Federal Division's rights pursuant to
Section 6.4(a) above, and any corresponding right of Seller pursuant to Section 8.3 hereof, defense of all other Actions that are retained by the Federal Division under paragraph (a) hereof shall be undertaken by the Company after the Closing Date, all at the sole cost and expense of the Company, including all costs of judgment or settlement. FCH shall have no responsibility to defend, indemnify, incur costs or expenses or otherwise participate in any such Actions; provided, however, Pentair and FCH shall be required to provide reasonable assistance and cooperation to the Company in the defense thereof by making their respective Personnel available, for which assistance the Company will pay to the Seller all reasonable out-of-pocket expenses and straight hourly time personnel costs incurred.

      6.5 Insurance. The parties intend and hereby agree that notwithstanding anything to the contrary contained herein, that the policies of insurance issued by Pentair's captive insurance company in any event and all policies in excess of such captive policies except as otherwise provided in this Section 6.5 are not available to the Company. Further, the parties agree that any primary policies (other than such captive policies) and excess policies related to such primary policies are available to the extent applicable. Therefore, in furtherance of such intent and agreement, after the Closing:

      (a)The Company shall have no right to make claims under policies of insurance issued by Pentair's captive insurance company which may have provided coverage to the Company as an Affiliate of Pentair prior to the Closing Date. As of the Closing, the Federal Division shall be removed as a named or an additional insured from all such insurance policies and the prospective insurance requirements of the Federal Division will be the sole responsibility of the Buyer.

      (b)To the extent, however, that any claims arise under separate policies of insurance issued by third parties and owned by or covering the Federal Division with respect to occurrences arising on or before the Closing Date, the Federal Division may make claims under such policies without regard to any other provision hereof, but subject to such conditions contained in any such policies, including all reporting and notice requirements thereof. The Company shall not have the right to claim directly against Seller for any "self-insured" program of risk management or the amount of any deductible or self-insured retention for any loss suffered by the Company on or before the Closing Date, regardless of the date on which the claim is made subsequent to the Closing Date. The Federal Division shall be responsible for and shall pay all expenses relating to services for claims administration, investigation, appraisals and claim review incurred on or after the Closing with respect to claims under such insurance policies.

      (c)To the extent any claim made by the Federal Division following the Closing Date pursuant to paragraph (b) above exceeds any such separate policy's limits, the Federal Division shall be entitled to an aggregate amount of coverage for each policy year equal to ten percent (10%) of Pentair's aggregate umbrella and excess coverage available with respect to such separate insurance policy under which the Federal Division has a right to claim hereunder. Buyer and the Company agree promptly to tender to Pentair the amount of any proceeds thereof received from any of such excess or umbrella carriers in excess of such percentage.

      (d)Except as set forth above in Section 4.20, neither Pentair nor FCH make any representations or warranties regarding the scope, availability or amount of coverage under any Insurance Policy. The Parties agree that neither Pentair nor FCH have any responsibility, and shall not be held liable, for the actions of the insurers under the Insurance Policies regarding claims submitted by Buyer or the Federal Division.


                           ARTICLE VII

      ADDITIONAL COVENANTS OF THE COMPANY, SELLER AND BUYER


      7.1 Public Announcements. Buyer and Pentair shall cooperate in the preparation of any announcements regarding the Transactions. Except as required by applicable Regulations, neither Party shall issue any announcement regarding the Transactions without the prior consent of the other Party, which consent shall not be unreasonably withheld, delayed or conditioned; provided, further, that if any disclosure regarding the Transactions is required by applicable Regulation, the Parties shall, to the extent reasonably practicable, consult prior to disclosure on the form and content thereof. The covenants set forth in this Section 7.1 shall be enforceable in law or at equity by either party.

      7.2 Payment of Retention Bonus. Pentair shall cause all retention bonus arrangements to be honored in accordance with the terms of the letter agreements entered into with employees eligible therefor, which letter agreements are substantially in the form set forth on Exhibit H.

      7.3 Costs and Expenses. Each of the Parties will bear its own expenses incurred in connection with the preparation, execution and delivery of this Agreement or the consummation of any Transaction contemplated by this Agreement. Except as otherwise provided in the Separation Agreement, the Parties agree that any and all professional costs and expenses of any Representative of the Company in connection with this Agreement and the Transactions shall be properly chargeable to Seller, including the preparation and delivery of the Separation Agreement. The expenses incurred as a result of implementing the terms and conditions of the Separation Agreement shall be allocated as set forth therein.

      7.4 Confidential Information.

      (a)Pentair and each of its Affiliates shall hold in confidence and shall use their best efforts to have all officers, directors and personnel hold in confidence all Confidential Information with respect to the Business and not to disclose, publish or make use of the same without the consent of the Buyer. If (i) the employment of an officer, director or other employee of Pentair or any Affiliate thereof, to whom Confidential Information of the Business has been disclosed, is terminated and (ii) such individual is subject to an obligation to maintain such information in confidence after such termination, Pentair shall, upon request by the Buyer, take all reasonable steps at Pentair's sole cost and expense, to enforce such confidentiality obligation in the event of an actual or threatened breach thereof.

      (b)Buyer and each of its Affiliates shall hold in confidence and shall use their best efforts to have all officers, directors and personnel hold in confidence all confidential information with respect to the Hoffman Division and not to disclose, publish or make use of the same without the consent of Pentair. If (i) the employment of an officer, director or other employee of the Company or any post-closing Affiliate thereof, to whom confidential information of the Hoffman Division has been disclosed, is terminated and (ii) such individual is subject to an obligation to maintain such information in confidence after such termination, the Company shall, upon request by Pentair, take all reasonable steps at Buyer's sole cost and expense, to enforce such confidentiality obligation in the event of an actual or threatened breach thereof.

      (c)The parties agree that the remedy at law for any breach of this Section 7.4 would be inadequate and that the injured party shall be entitled to injunctive relief in addition to any other remedy it may have upon breach of any provision of this Section.

      7.5 No Solicitation or Hiring of Former Employees. Without the Company's prior written consent, for a period of two (2) years after the Closing Date, neither Pentair nor any Affiliate shall (a) solicit for employment as an employee or consultant any Person who was an employee of the Federal Division on the Closing Date, (b) offer to or discuss with any Person, who was such an employee on the Closing Date, employment as an employee or consultant, unless such employee has not been employed by the Federal Division for a period of ninety (90) days or more, or (c) offer or pay compensation, directly or indirectly, to any such Person with reference to such ninety (90) day period.

      7.6 Non-Competition Agreement.

      (a)As part of the consideration and ancillary to the sale of the Shares to Buyer for a period of five (5) years after the Closing Date, neither Pentair nor any Affiliate shall: (i) develop, manufacture, market or sell any product that competes with any existing or proposed product manufactured (or proposed to be manufactured) in the Business on or prior to the Closing Date, or
(ii) engage in any business competitive with the Business as conducted on the date hereof or on the Closing Date, in the United States or any other country in which the Federal Division has conducted its business during the two (2) years prior to the Closing Date, unless and to the extent that any such competitive activity may have arisen in connection with the acquisition by Pentair of any Person who engaged in such competitive activity prior to such acquisition, provided that Pentair shall make best efforts after the consummation of the acquisition transaction to dispose of such competitive activity or competing product as soon as reasonably and prudently possible.

      (b)The Parties hereto agree that the duration and geographic scope of the non-competition provision set forth in this
Section 7.6 are reasonable. In the event that any court of competent jurisdiction or arbitrator determines that the duration or the geographic scope, or both, are unreasonable and that such provision is to that extent unenforceable, the Parties hereto agree that the provision shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable. The Parties intend that this non-competition provision shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and each and every political subdivision of each and every country outside the United States of America where this provision is intended to be effective. Pentair agrees that damages are an inadequate remedy for any breach of this provision and that the Buyer shall, whether or not it is pursuing any potential remedies at law, be entitled to equitable relief in the form of preliminary and permanent injunctions without bond or other security upon any actual or threatened breach of this non-competition provision.

      7.7 Tax Return Preparation and Examinations.

      (a)Pentair shall prepare or cause to be prepared and shall timely file all income Tax Returns (including any amendments thereto) relating to the Company with respect to any tax period ending on or before the Closing Date. Pentair or FCH shall pay or cause to be paid all Taxes of Company with respect to any period ending on or before the Closing Date as determined in accordance with Section 7.7(b), and shall reimburse the Company or Buyer for other Taxes paid as determined in accordance with Section 7.7(c) to the extent not reflected on the Final Closing Date Net Equity Statement.

      (b)Pentair or its continuing subsidiaries shall include or cause to be included the income of Company (including any deferred income and any excess loss accounts pursuant to relevant rules and regulations of the Internal Revenue Service) on Pentair's or its continuing subsidiaries' federal and state income Tax Returns for all periods through on or before the Closing Date and shall pay any federal and state income Taxes attributable to such income. Company will furnish all tax information requested by Pentair for inclusion in such income Tax Returns for the period which includes the Closing Date in accordance with Pentair's past custom and practice. The income of the Company will be apportioned up to and including the Closing Date and the period after the Closing Date by closing the books of Company at the close of business on the Closing Date.

      (c)In the case of any Taxes other than those described in Section 7.7(b) and which are imposed on a periodic basis and are payable for a period that begins before the Closing Date and ends after the Closing Date, Pentair or FCH shall reimburse Buyer or the Company for the portion of such Taxes allocable to the period ending on the Closing Date. For sales and use Taxes, excise Taxes, payroll Taxes and other Taxes related to a specific taxable transaction or event, the portion so allocable shall be such Taxes for which the relevant taxable transaction or event occurs on or before the Closing Date. For ad valorem property Taxes and the like (e.g., real estate Tax), the portion of such Taxes payable for the period ending on the Closing Date shall be deemed to be the amount of such Taxes for the entire period multiplied by a fraction, the numerator of which is the number of days in the period ending on the Closing Date, and the denominator of which is the number of days in the entire period. The preceding sentence shall be applied with respect to Taxes relating to capital (including net worth or long-term debt) or intangibles by reference to the level of such items on the Closing Date.

      (d)Notwithstanding anything to the contrary in this Agreement whether expressed or implied, to the extent not reflected in the Final Closing Date Net Equity Statement, Pentair and FCH, jointly and severally, shall indemnify and hold harmless Buyer and Company against:

      (i)all Taxes imposed on Company with respect to any period ending on or before the Closing Date;

      (ii)all Taxes imposed on Buyer or on Company with respect to any period which begins before the Closing Date and ends after the Closing Date to the extent allocated to the portion of such period ending on the Closing Date, determined in accordance with Section 7.7(c);

      (iii)all Taxes imposed on Buyer or on Company with respect to income earned by Company for the period beginning
     January 1, 1997 and ending on the Closing Date, determined in accordance with Section 7.7(b);

      (iv)all Taxes imposed on Seller or Company as a result of the Section 338(h)(10) Election contemplated by Section
     7.13;

      (v)all Taxes imposed on any member of an affiliated, consolidated, combined or unitary group which includes or has included Company with respect to any taxable period that ends on or before the Closing Date;

      (vi)all liability resulting from or attributable to a breach of the representations, warranties and covenants contained in Section 4.10 and this Section 7.7; and

      (vii)any claim under Treas. Reg. Section1.1502-6 by the Internal Revenue Service against Company as a member of Pentair's consolidated group prior to the Closing Date with respect to any federal income tax liability of Pentair for any period ending on or prior to December 31, 1997.

      (e)Pentair shall have the right, at its own expense, to control any audit or determination by any taxing authority, initiate any claim for refund or amended Tax Return and contest, resolve and defend against any assessment, notice of deficiency or other adjustment or proposed adjustment of Taxes for any taxable period for which Pentair is charged with responsibility for filing or causing to be filed a Tax Return under this Agreement or for which Buyer or the Company claims a right to indemnify pursuant to
Section 7.7(d). Each party will allow the other and its counsel (at its or their own expense) to be represented during any audits of income Tax Returns to the extent that disputed items therein relate to Company.

      (f)Each of Buyer and Seller shall provide the other, and Buyer shall following the Closing cause Company to provide to Seller, with the right, at reasonable times and upon reasonable notice, to have access to personnel, and to copy and use, any records or information that may be relevant in connection with the preparation of any Tax Returns, any audit or other examination by any taxing authority or any litigation relating to liability for Taxes. Information required in the filing of any Tax Return shall be provided to the other party not less than thirty (30) days before such Tax Return is due. Seller will allow Buyer an opportunity to review and comment upon any Tax Returns referred to in Section 7.7(a) (including any amended returns) to the extent that they relate to Company. Seller and Buyer shall retain all records relating to Taxes for as long as the statute of limitations with respect thereto shall remain open.

      (g)All sales and transfer Taxes (including all stock transfer taxes, if any) incurred in connection with the transactions contemplated hereby will be borne by the Seller. If required by applicable law, Buyer or the Company, as the case may be, will join in the preparation and execution of any Tax Returns or other documentation related to the payment of any such sales or transfer Taxes.

      (h)The Parties recognize that for federal income tax purposes, and for purposes of state and local income taxes which adopt federal income tax or similar rules, the payment terms for the Special Inventory may result in the deemed reduction of the sales price for and basis in such inventory and the imputation of original discount income to Seller and a corresponding interest deduction to Buyer or the Company.

      7.8 Access to Information and Records. (a) After the Closing Date, Pentair and FCH acknowledge and agree to provide Buyer and the Company with full and complete access to any and all books and records of either or both Pentair and FCH relating to the Federal Division. Pentair and FCH shall also provide to Buyer or the Company reasonable access to employees and other Representatives to interpret or explain such books and records, and to assist in defending or pursuing any Action affecting the Business resulting from the operation of the Federal Division prior to the Closing Date. Pentair and FCH agree to respond timely to all inquiries and requests for documents and information made by Buyer or Company with respect to such matters. Notwithstanding any provision of this Agreement or the Transaction Documents to the contrary, this covenant shall indefinitely survive the Closing Date.

      (b)After the Closing Date, Buyer and the Company acknowledge and agree to provide Pentair or FCH with full and complete access to any and all books and records of the Company relating to the Federal Division and the Hoffman Division. Buyer and the Company shall also provide to Pentair and FCH reasonable access to employees and other Representatives to interpret or explain such books and records, and to assist in defending or pursuing any Action resulting from the operation of the Hoffman Division prior to the Closing Date. Buyer and the Company agree to respond timely to all inquiries and requests for documents and information made by Pentair or FCH with respect to such matters. Notwithstanding any provision of this Agreement or the Transaction Documents to the contrary, this covenant shall indefinitely survive the Closing Date.

      7.9 Certain Employee Claims.

      (a)Seller shall be responsible for all wages, salaries and post-employment/ post-retirement benefits payable to current, former or retired employees of the Company other than Active Employees. Except as provided in Section 7.12(g) with respect to certain COBRA responsibilities, Seller shall be responsible for all obligations to give notice of and to provide continuation health coverage for such persons and their dependents and any other qualified beneficiaries of such individuals in accordance with the requirements of COBRA, including all Liabilities and Taxes imposed upon, incurred by, or assessed against Buyer or any Affiliate, and their employees arising by reason of any failure of Seller to comply with COBRA requirements applicable to current, former or retired employees of the Company (and their dependents) other than Active Employees with respect to any qualifying event occurring prior to or in connection with the Transactions.

      (b)Seller agrees to indemnify and hold harmless Buyer from and against any and all claims regarding any Employee Benefits made by current, former or retired employees of the Company (and their dependents) other than Active Employees for actions taken up and through the Closing Date. Seller agrees to satisfy, or cause to be satisfied, all claims for benefits, whether insured or otherwise (including unemployment compensation, life insurance, medical and disability programs), or whether payable under the Company's Employee Benefits, brought by, or in respect of, current, former or retired employees of the Company (and their dependents), other than Active Employees (and their dependents), in accordance with the terms and conditions of such programs or applicable Regulations.

      (c)With respect to Active Employees who are not actively employed on the Closing Date, and who do not subsequently return to active employment with the Federal Division within six (6) months following the Closing Date, and thereby no longer qualify as Active Employees, the responsibility of the Federal Division for such employees shall cease and FCH shall have the responsibility therefor as of the Closing Date, as if such Person had not qualified as an Active Employee. Buyer or the Company shall provide Pentair with a written list of such individuals. Further, FCH shall reimburse the Federal Division for the amounts paid by it to or on behalf of such Person during the period between the Closing Date and the date such Person no longer qualifies as an Active Employee.

      7.10 MIP Bonuses. Pursuant to the Management Incentive Plan ("MIP") adopted by Pentair and the terms of the employee letters sent to participating employees in the MIP, in substantially the form set forth in Exhibit H, the Federal Division shall pay all MIP bonuses earned for the portion of the year from January 1, 1997 to the Closing Date to the Active Employees eligible therefor. For this purpose, there shall be accrued on the Final Closing Date Net Equity Statement an amount equal to the amount of such bonuses through the Closing Date. If any amount accrued therefor is not paid by the Federal Division to such employees, such amount shall be promptly reimbursed to Seller following the date on which bonuses are payable in accordance with the terms of Exhibit H.

      7.11 Severance Obligations. Except as provided below, Buyer shall honor, satisfy and pay when due all Closing Date severance obligations to employees of the Federal Division separated from employment other than for cause in contemplation of or following the Closing. Severance obligations shall be computed in accordance with the Federal Division's policies and procedures as of the Closing Date; provided, however, no severance benefits shall be payable to any employee who is or becomes an employee of Seller or any Affiliate of Seller. Seller or its Affiliates may, however, at their sole expense with no charge to Buyer or the Federal Division, offer supplementary severance benefits for selected employees (in accordance with Exhibit H to this Agreement). Notwithstanding the foregoing, in order for a Federal Division employee to receive severance pay under such current policies and procedures, such employee's termination must occur within 12 months after the Closing Date. Within the first 12 months following the Closing Date employees of the Company may enter into individual written employment agreements with the Company, which agreements may contain a severance pay provision, which shall govern with respect to severance issues. After 12 months from the Closing Date, employees without such employment agreements shall be subject to the Company's severance policies, as in effect from time-to-time.


      7.12 Salary and Wages and Employee Benefits.

      (a)General Standard. Subject to the other provisions of this Section 7.12 and Sections 7.9 and 7.11, it is Buyer's intention to offer or cause Company to offer salary and wages and Employee Benefits which are comparable in the aggregate to the salary and wages and Employee Benefits provided to Active Employees as of the Closing Date. In applying this standard, Employee Benefits provided under or pursuant to the Pentair Sidekick (the "Sidekick"), the Pentair Supplemental Employee Retirement Plan (the "SERP"), and the Federal-Hoffman Employee Stock Ownership Plan (the "F-H ESOP") shall be disregarded.

      (b)Pension Plan. (i) Plan Asset Transfer. Within ninety (90) days after complete compilation and transmittal by Federal Division personnel of relevant information to determine the amount of the Plan Asset Transfer for Active Employees, and assuming (A) compliance with Code Section 6058(b) relating to thirty (30) days advance notice of certain plan transactions, and
(B) establishment of the Successor Plan and a letter from Buyer's counsel evidencing such establishment and a commitment by Buyer to take or cause to be taken all steps necessary to request and receive a favorable determination letter from the IRS with respect to the Successor Plan and related funding vehicle as of the date of their establishment, the appropriate fiduciary under the Defined Benefit Plan shall cause such plan to wire transfer in immediately available funds, to the trust for the successor defined benefit plan established and maintained by Buyer or the Company (the "Successor Plan"), an amount determined in accordance with Exhibit I (the "Plan Asset Transfer"). Before or coincident with the Plan Asset Transfer, Seller's actuary shall provide such other information as may be reasonably necessary to confirm the calculation of such amount, including information which separately shows the amount of the Plan Asset Transfer allocable to individuals described in Section 7.9(c). The initial amount so transferred shall not take into account such individuals and the transfer, if any based upon whether such individual is ultimately determined to be an Active Employee, of the amount allocable to such individuals shall be made as soon as reasonably possible after six (6) months following the Closing Date. In no event shall the Plan Asset Transfer be less than the amount necessary to satisfy Code Section 414(l).

     Within thirty (30) days after the Plan Asset Transfer,
Buyer through its actuary shall provide in writing to Seller through its actuary any and all objections related to the amount so transferred. The Parties through their actuaries shall attempt to resolve any such objections. In the event the Parties cannot resolve such objections within thirty (30) days of receipt of such objections, each Party through its actuary shall agree to the appointment of an independent third actuary to resolve such objections in a manner, to the extent relevant, which corresponds to the dispute resolution procedures provided for in Section 2.6(d) and (f).

     Notwithstanding the pending Plan Asset Transfer, an
Active Employee, or the beneficiary of an Active Employee (e.g., a surviving spouse), shall be entitled to commence receiving benefits under the Defined Benefit Plan, in accordance with and as otherwise provided thereunder, in the event the Active Employee retires, terminates employment, or otherwise is entitled to receive benefits under the Defined Benefit Plan (e.g., benefits payable by reason of Code Section 401(a)(9)) and has a benefit commencement date under the Defined Benefit Plan before the date of the Plan Asset Transfer; provided, however, an Active Employee shall not be considered to have retired or terminated employment so long as he or she is employed by the Company, the Buyer, or any ERISA Affiliate of Buyer. In such event, the Defined Benefit Plan shall pay such benefits in accordance with its terms and provisions for the period ending with the last day of the calendar month immediately following the calendar month which includes the date of the Plan Asset Transfer, and the amount of such benefits paid or payable by the Defined Benefit Plan shall be deducted from the amount of the Plan Asset Transfer. Thereafter, the Successor Plan shall pay all benefits related to the Defined Benefit Plan for such Active Employees or their beneficiaries.

     Also, notwithstanding the Plan Asset Transfer, Pentair shall hold Buyer and Company harmless from any breach of fiduciary duty or other violations of ERISA for any pre-transfer act or omission committed by a fiduciary with respect to the Defined Benefit Plan as to Active Employees or the assets and benefits transferred, and Buyer shall hold Pentair harmless from any breach of fiduciary duty or other violations of ERISA for any post-transfer act or omission committed by a fiduciary with respect to the Successor Plan as to Active Employees or the assets and benefits received and assumed.

     By the later of (a) six months after the Closing Date or
(b) 30 days after acceptance or resolution of the Plan Asset Transfer, Pentair will provide to Buyer, to the extent not already provided, a list showing other relevant pension information (e.g., each Active Employee's accrued benefit as of the Closing Date under the Defined Benefit Plan) for Active Employees whose benefits were taken into account in determining the Plan Asset Transfer.

      (ii)Successor Plan. Effective immediately following the Closing Buyer shall establish and maintain or cause to be established and maintained a defined benefit plan which is identical to, in all relevant and substantive respects, the Defined Benefit Plan as of the Closing Date, taking into account the features and special rules thereunder which apply to Active Employees. The Successor Plan shall cover all Active Employees who are participants under the Defined Benefit Plan as of the Closing Date or who, as of the Closing Date, are eligible to participate under the Defined Benefit Plan upon satisfaction of applicable age, service and other such requirements.

     The Successor Plan shall provide a vested accrued benefit and related ancillary benefits to each Active Employee who is a participant thereunder which is no less than such benefits earned (regardless of whether vested) by such employee as of the Closing Date under the Defined Benefit Plan. The Successor Plan shall provide benefits (including normal and early retirement benefits, and pre-retirement death benefits) for Active Employees with respect to post-Closing covered service and compensation by taking into account all service and other relevant items taken into account under the Defined Benefit Plan.

      (iii)Comparability of Retirement Benefits.  It is
Buyer's intention is to provide or cause Company to provide retirement benefits, including the Successor Plan, retiree medical benefits and the Blount Savings Plan, which are comparable taken as a whole to the retirement benefits, including the Defined Benefit Plan, retiree medical benefits and the RSSIP, provided to Active Employees as of the Closing Date. In applying this standard those benefits that are excluded by operation of Section 7.12(a) shall be disregarded.

      (iv)Miscellaneous. Effective immediately following the Closing Date, the Company or its successor in interest shall no longer be a participating employer under the Defined Benefit Plan and Active Employees shall no longer accrue benefits thereunder with respect to post-Closing service and compensation. Consistent with past practice, after the Closing the Company and Seller shall cooperate with each other to insure continued coordination of benefit payments under the Defined Benefit Plan and the Successor Plan in conjunction with benefits provided to

Company employees or former employees under the Aetna Group Annuity Contract, GA-7641, purchased as part of the 1985 termination of the Federal Cartridge Pension Plan.

      (c)RSSIP and Blount Savings Plan. (i) RSSIP. After the Closing, the Company or its successor in interest shall no longer be a participating employer under the Pentair Retirement Savings and Stock Incentive Plan (the "RSSIP") and Active Employees shall not be entitled to make or authorize contributions thereunder; provided, however, otherwise eligible Active Employees shall be entitled to receive a matching contribution for 1997 consistent with past practice and the terms of the RSSIP and such matching contribution shall be paid by Seller or Pentair and shall not be reflected as a liability on the Closing Date Net Equity Statement. Consistent with past practice, after Closing the Company shall assist FCH and Pentair in gathering and transmitting such information as may be reasonably necessary to determine such match and the contributions made or authorized by Active Employees under the RSSIP for relevant periods ending with or before the Closing Date.

     As soon as reasonably possible in 1998, but in no event before the date by which matching contributions for 1997 have been made and allocated and available account balances of Active Employees have been finally determined under the RSSIP, Active Employees with account balances under the RSSIP shall be entitled to request a lump sum distribution of such account balances and, if requested by the participant concerned, The Blount 401(K) Retirement Savings Plan (the "Blount Savings Plan") shall accept a direct rollover transfer of such account balance pursuant to Code
Section 401(a)(31); provided, however, (i) no such distribution or transfer shall be made solely by reason of the sale of the Stock to the extent such a distribution or transfer may adversely affect the tax-qualified status of the RSSIP (see, e.g., Treas. Reg.
Section 1.401(k)-1(d)(4)(iii)), or the Blount Savings Plan, (ii) any such distribution or transfer shall be subject to the otherwise applicable benefit payment rules and procedures under the RSSIP, and (iii) in no event shall the Blount Savings Plan be obligated to accept a direct rollover transfer unless made in cash or a cash equivalent (e.g., check or wire transfer). Pending such a distribution or transfer or in the event such a distribution or transfer is not made, Active Employees shall be entitled to retain their benefits under the RSSIP subject to such rules, procedures and limitations which otherwise apply thereunder to terminated vested participants.

      (ii)Extension of Blount Plan. Immediately following the Closing Date, Buyer shall extend or cause to be extended the Blount Savings Plan to Active Employees who are eligible to participate in the RSSIP as of the Closing Date. Such Active Employees shall be entitled to authorize salary reduction or other employee contributions to the Blount Savings Plan, to the extent otherwise allowed under such plan, and shall be entitled to receive employer contributions thereunder in accordance with the applicable plan formula and by taking into account pre-Closing service with the Company or any other ERISA Affiliate. Prior to Closing, Buyer shall be entitled to communicate the relevant terms and provisions of the Blount Savings Plan to Active Employees and provide such enrollment and other forms as may be necessary or appropriate to allow such employees to participate thereunder.

      (d)F-H ESOP. After the Closing, the Company or its successor in interest shall no longer be a participating employer under the F-H ESOP. As soon as reasonably possible after Closing, Active Employees with account balances under the F-H ESOP shall be entitled to request a lump sum distribution of such account balances and, if requested by the participant concerned, the Blount Savings Plan shall accept a direct rollover transfer of such account balance pursuant to Code Section 401(a)(31); provided, however, (i) no such distribution or transfer will be made solely by reason of the sale of the Stock to the extent such a distribution or transfer may adversely affect the tax-qualified status of the F-H ESOP, (ii) any such distribution or transfer shall be subject to otherwise applicable benefit payment rules and procedures under the F-H ESOP or the Blount Savings Plan, and (iii) in no event shall the Blount Savings Plan be obligated to accept a direct rollover transfer unless made in cash or a cash equivalent (e.g., check or wire transfer). Pending such a distribution or transfer or in the event such a distribution or transfer is not made, Active Employees shall be entitled to retain their benefits under the F-H ESOP subject to such rules, procedures and limitations which otherwise apply thereunder to terminated vested participants.

     Immediately prior to the Closing FCH shall have caused the Active Employees who serve on the administrative committee provided for under the F-H ESOP to resign and FCH shall be solely responsible to appoint their successors, if any. Nothing herein shall limit (i) the right of FCH after Closing to terminate in whole or part the F-H ESOP, or (ii) Pentair's right after Closing to call the preferred shares owned by the F-H ESOP.

      (e)Benefits Under Sidekick and SERP. Seller shall assume the Company's obligation to provide benefits under the Sidekick to an Active Employee or any other employee or former employee of the Company, and any assets held to pay such benefits shall be retained by the grantor trust related to the Sidekick.

     Seller or Pentair shall assume the Company's obligation, if any, to provide benefits under the SERP to an Active Employee or any other employee or former employee of the Company.

     The liability to pay the benefits under the Sidekick or the SERP and any assets held to provide such benefits shall not be taken into account in determining the Closing Date Net Equity
Statement.

      (f)Other Employee Benefits.  The Federal Division or
Pentair provides those additional Employee Benefits listed on
Schedule 4.11 to Active Employees and former employees. Except for retiree medical benefits, the Company and the Buyer shall use commercially reasonable efforts to continue such benefits under such plans or insurance policies, to the extent such plans or policies are transferable, until December 31, 1997. Thereafter, the Company and Buyer shall have the complete discretion to offer such Employee Benefits as they may deem fit, subject to the statements of intent set forth in paragraphs 7.12(a) and 7.12(b)(iii) above.

      (g)COBRA Responsibilities. Certain former employees of the Federal Division and certain dependents of current or former employees of the Federal Division have elected to purchase medical and dental coverage pursuant to applicable provisions of state and federal law (the "COBRA Participants"). Buyer agrees to use reasonable commercial efforts to cause the Company to maintain the current contractual arrangements to provide such medical and dental coverage to the COBRA Participants through December 31, 1997.

     After December 31, 1997, COBRA Participants as of the Closing Date shall have the right to participate under those medical and dental plans that are applicable to Active Employees. Such COBRA Participants shall pay the premium amounts charged to them by Company or Buyer, as the case may be. Seller shall reimburse the Federal Division for the cost of claims incurred by each COBRA Participant to the extent that such cost exceeds the aggregate premiums paid by such COBRA Participant (and his or her covered dependents).

      (h)Performance Bonus Plan. Active Employees shall be entitled to a bonus payment based on the calendar year 1997 results of the Federal Division (to the Closing Date) and the Company (from the Closing Date to December 31, 1997) as determined under the provisions of the Company's Performance Bonus Plan. Consistent with past Company practice, profit for purposes of calculating bonus payments shall be determined without regard to accounting changes required to reflect the sale of Stock (i.e., without regard to Accounting Principles Board Opinion No. 16). Pentair and the Company shall share and allocate the cost of the 1997 Performance Bonus Plan, such to be allocated between Pentair and the Company based on profitability to and through the Closing Date, which will be allocated to Pentair and appropriately accrued on the Final Closing Date Net Equity Statement, and after the Closing Date, which shall be allocated to the Company. If any amount accrued therefore is not paid to such employees, such amount shall be promptly reimbursed to Seller following the date on which such bonuses are paid.

      (i)Cooperation. The Parties shall reasonably cooperate with each other (i) in sharing before distribution written communications of general application directed to Active Employees with respect to the impact of the Stock sale on Employee Benefits and transition issues related thereto, (ii) sharing before filing with the IRS their respective notices under Section 6058(b), (iii) in gathering information necessary for each party to file annual reports with the IRS or such other governmental filings as may be required with respect to Employee Benefits for reporting periods ending in or with 1997, and (iv) in taking or in refraining to take such actions as may be necessary to effectuate the provisions of this Section 7.12, but only to the extent otherwise consistent with each party's duties and responsibilities with respect to Employee Benefits under applicable law.

      7.13 Section 338 Election. Pentair agrees to file jointly with Buyer the election (the "Election") provided for by Section 338(h)(10) of the Code and the corresponding election under applicable state or local tax law with respect to the sale of the Shares. In connection with the Election:

      (a)Buyer and Pentair shall each provide to the other all necessary information, including information as to tax basis, to permit the Election to be made and its consequences to be accurately reflected for all relevant accounting and tax reporting purposes, and to take all other actions necessary to enable Buyer and Pentair to make the Election.

      (b)Buyer shall retain at Buyer's cost an appraiser to prepare a report (a "Report") appraising the value of the Assets to determine the proper allocations (the "Allocations") of the "adjusted grossed-up basis" (within the meaning of Treasury Regulation Section 1.338(b)-1) and the modified adjusted deemed sale price ("MADSP") (within the meaning of Treasury Regulation
Section 1.338(h)(10)-1) among the Assets in accordance with Section 338(b)(5) and (h)(10) of the Code and Treasury Regulations thereunder. Pentair and Company and their respective employees shall cooperate fully with Buyer and its appraiser in connection with the appraisal.

      (c)The Report shall be finalized no later than 120 days after the Closing Date. At least 30 days before such Report is finalized, Buyer shall provide Pentair a copy of the appraiser's preliminary report or indication of the Allocations. After receipt of such preliminary report or indication, Pentair shall give to Buyer in writing any objections or questions which Pentair may have to such preliminary report or indication, and the parties shall thereafter use their best efforts to resolve such objections or questions so that the Report is finalized no later than 120 days after the Closing Date and the Election is timely made.

      (d)Buyer and Pentair shall jointly prepare an IRS Form
8023-A, together with all required attachments, and the corresponding forms required or appropriate under state tax laws in a manner consistent with the Allocations.

      (e)As promptly as practicable after the Closing Date, Buyer and Pentair shall take all action and file all documents to effect and preserve a timely Election.

      (f)Pentair shall allocate the MADSP resulting from the Election in a manner consistent with the Allocations and shall not take any position inconsistent with the Election or the Allocations in connection with any Tax Return; provided, however, that Pentair may take into account its and FCH's transaction costs when calculating such MADSP.

      (g)Buyer shall allocate the "adjusted grossed-up basis" of the Shares among the Assets in a manner consistent with the Allocations and shall not take any position inconsistent with the Election or the Allocations in any Tax Return or otherwise; provided, however, that Buyer may add its transaction costs to the "adjusted grossed-up basis" of the Shares for purposes of allocating such costs among the Assets.

      (h)Pentair and Buyer acknowledge that for federal income tax purposes (and for state income tax purposes in those states whose income tax provisions follow the federal income tax treatment), the sale of the Shares to Buyer will be treated as a sale of Assets by Company to an unrelated buyer followed by a complete liquidation of Company with and into FCH, and the parties agree to report the transaction in a manner consistent with this treatment and to take no positions inconsistent with this treatment. The parties also agree that neither Buyer nor Company shall be liable for any Taxes resulting from the sale of the Shares.

      7.14 Name Change. On or immediately following the Closing Date Buyer shall legally cause Company to change its corporate name from Federal-Hoffman, Inc. to Federal Cartridge Company (or such other corporate name as determined in the sole discretion of Buyer or the Company); Buyer covenants and agrees that it shall not use "Hoffman" in its corporate or any assumed name. FCH shall legally change its corporate name from FC Holdings, Inc. to Hoffman Enclosures, Inc. (or such other name as determined in the sole discretion of Seller); Seller covenants that it shall not use "Federal" or "Cartridge" in its corporate or any assumed name.

      7.15 Environmental Matters.

      (a)Environmental Conditions. The Parties acknowledge and agree that:

      (i)the Company may become the subject of any claim by a third party, including any Governmental Agency, for contribution to or participation in any investigation or remediation of any Environmental Condition, not located on any Owned Real Property, which is attributable, in whole or in part, to the disposition, spill or release of any Hazardous Materials by the Company prior to the Closing Date.

      (ii)certain Environmental Conditions are known to exist on the Owned Real Property.

      (iii)other Environmental Conditions may exist on the Owned Real Property which were attributable to the Company or any predecessor in interest, in whole or in part, prior to the Closing Date and may thereafter become the subject of an Environmental Claim.

      (iv)Conditions may exist on the Owned Real
     Property, whether or not falling within the strict definition of Environmental Conditions relating to Hazardous Material, such as primer mix residue in sewer pipes (A) which are not in current use in the Business or (B) connect Buildings 135, 136 and/or 137 to Building 169, as reflected on the survey of the Owned Real Property.

      (b)Seller's Duty Regarding Environmental Conditions.
     (i)  With respect to the Environmental Conditions described in
     Section 7.15(a) (i) to (iii) above, Seller, upon receipt of Buyer's notice as provided hereinafter, shall take control of the investigation, remediation, restoration or cleanup of such Environmental Conditions, with the active assistance of the Company, but at the direction of the Seller (including all communications with third parties and Governmental Agencies), and Seller shall promptly pay, when due, subject to Seller's rights to challenge or appeal, all amounts required in connection therewith.

      (ii)As to any such Environmental Conditions, Buyer may give notice to Seller, in accordance with the provisions of Section 8.3 and Article XI hereof, that such Environmental Condition(s) is the subject of (A) an Environmental Claim by a third party, including a Governmental Agency, or (B) an opinion from Buyer's Counsel that Buyer has a duty to act or
     (C) advice of counsel that it is proper environmental compliance practice or necessary for Buyer to act to avoid the risk of either noncompliance with Environmental Law or for the avoidance or mitigation of an Environmental Claim, or both.

      (iii)If and only if an Environmental Condition had previously been closed pursuant to any applicable Regulation or Court Order prior to any change in Environmental Law, the Seller shall have no obligation under this Section
     7.15 or otherwise to remediate or take any other action with respect to such Environmental Condition which may arise as a result of any subsequent change in Environmental Law.

      (iv)With respect to the conditions described in paragraph 7.15(a)(iv)(A) above, Seller shall be obligated to remediate or take any other action with respect thereto upon receiving notice from Buyer or the Company in accordance with subparagraph 7.15(b)(ii) above. With respect to the conditions described in paragraph 7.15(a)(iv)(B) above, if Seller is required or determines to remediate or take any other action with respect to the sewer lines on the Hoffman Division site designated in paragraph 7.15(a)(iv)(B), Seller shall be obligated to remediate or take any such other action with respect to the extensions of such sewer lines which are on the Federal Division site.

      (c)Exacerbation or Mitigation of Environmental
Conditions. To the extent that any Environmental Condition requiring remediation has been materially exacerbated or the costs thereof materially increased by any affirmative acts or omissions (excluding the mere passage of time) of the Company or any of its Affiliates following the Closing Date, the Company shall be responsible for, and shall indemnify Seller against, any increase in costs or expenses attributable thereto, except to the extent that Buyer or Company (i) has not mitigated or avoided such costs or (ii) exacerbates any Environmental Condition requiring remediation, because of (as to (i) and (ii) immediately preceding) the limitations in Section 7.15(i) hereof.

      (d)Allocation of Investigation and Remediation Costs.

      (i)Contribution from the Company. As to Environmental Conditions provided above in Section 7.15(a)(i) or (iii), the Company shall be required to contribute to the costs and expenses of Seller therefor in the proportion that
     (A) Hazardous Materials deposited, spilled or released at a site by the Company following the Closing Date, bears to (B) like Hazardous Materials deposited, spilled or released by the Company, at the same site, both prior to and following the Closing Date, considering relative volumes, toxicity and similar equitable factors.

      (ii)Performance by the Company. The Company shall have the sole responsibility for, and bear all of the expense of, remediation or other required action with respect to primer mix residue which may be found in any sewer line which is used in the Business as of the Closing Date (other than those lines described in paragraph 7.15(a)(iv)(B) above) or elsewhere on the Owned Real Property.

      (iii)Co-pay Provisions. In the event of any request or demand made by the Company or Buyer with respect to any single Environmental Condition pursuant only to paragraph 7.15(b)(ii)(C) above, the costs and expenses of all actions taken pursuant thereto shall be borne in the following manner:

            (A)the first $10,000 of expenses shall be paid in the first instance by the Company, which shall be reimbursed fifty percent (50%) by the Seller, when the aggregate costs with respect to such Environmental Condition shall exceed $10,000;

            (B)the next $90,000 of expenses with respect to such Environmental Condition shall be borne one-half by the Company and one-half by the Seller;

            (C)the remainder of such expenses shall be borne by the Seller.

     The maximum aggregate amount payable by the Company under this paragraph 7.15(d)(iii) shall not exceed $250,000 with respect to all Environmental Conditions.

      (e)Access to the Owned Real Property. The Company, its Affiliates and all of its successors in interest at the Anoka site shall, following the Closing and until the completion of Seller's obligations under this Section 7.15 and any Court Orders pertaining thereto for which Seller has any responsibility:

      (i)permit Seller and its contractors, consultants and Representatives reasonable access to and freedom of movement on the Owned Real Property in order to perform all activities required to be performed by Seller after the Closing Date pursuant to this Section 7.15, including performance of any cleanup, installation of ground water monitoring wells, sampling of ground water, surface water, surface and subsurface soil, air and other environmental media, excavation of soil, installation of pollution control and/or monitoring equipment, capping of or restriction of access to contaminated areas, installation of groundwater collection, treatment, pumping and piping systems and such other measures as may be reasonably necessary;

      (ii)permit any duly designated employee, consultant, contractor, agent or Representative of any Governmental Agency access to the Owned Real Property for purposes of inspection, sampling and other activities necessary to effectuate the oversight of Seller's activities under this Section 7.15;

      (iii)provide Seller and its Representatives reasonable access to its books and records, including the Books and Records for the purpose of enabling Seller to perform its undertakings under this Section 7.15.

      (f)Conduct of Investigations or Cleanups. All investigations and cleanups of Environmental Conditions under this
Section 7.15 shall be undertaken with the active assistance of the Company and its environmental managers but acting under Seller's control. Seller and the Company shall schedule the cleanup of the Environmental Conditions in accordance with any Court Order in a reasonable and cost-effective manner. The remediation of such Environmental Conditions shall be designed to achieve compliance in all material respects with Environmental Laws, taking into account, to the extent permitted by such Regulations, that the Owned Real Property is used for industrial purposes. Seller's remediation activities on the Owned Real Property shall be conducted in a manner so as to minimize the disruption to the Company's operations. No plan to remediate any Environmental Condition will be finalized, and no Action or appealable Court Order shall be compromised or otherwise settled without the written consent of the Company, which consent shall not be unreasonably delayed or withheld.

      (g)Company Rights and Obligations. In the event Seller fails diligently to pursue the remediation of any Environmental Condition for which it has responsibility hereunder, the Company shall have the right to undertake, at Seller's cost and expense, the investigation, review, assessment and remediation of such Environmental Condition. Following the Closing Date, the Company shall continue to be responsible for, and for payment of, any and all costs of monitoring ground and/or surface water on the Owned Real Property described in the Company's current and any future Part B Hazardous Waste Permit (or similar successor Permit or Court Order).

      (h)Third Party Claims.  In the event any Environmental
Claim is brought against the Company or Buyer or any of their Affiliates with respect to any Environmental Condition for which Seller has responsibility hereunder, Seller shall defend and indemnify each of them in accordance with the provisions of Article VIII and, in particular, Section 8.3 hereof.

      (i)Post-Closing Investigations. Following the Closing, neither the Company nor any Affiliate nor any of their Representatives will arrange for or conduct investigations of any Environmental Condition other than (i) as required by applicable Environmental Law (ii) in the exercise of good faith business judgment (exercised without regard to the availability of indemnification hereunder), or (iii) in connection with a third party claim with respect to which the Seller has failed to perform its obligations under this Section 7.15. Any breach of this covenant shall be taken into account in any proceeding under
Article IX involving any costs or expenses relating to any Environmental Condition knowledge of which arises out of such discovery.

      (j)Emergency Actions. Notwithstanding the foregoing, the Company may take immediate action on the Owned Real Property to the extent necessary to protect the health and safety, to avoid the payment of significant fines or penalties or to avoid a significant increase in remediation costs.

      (k)No Reduction or Deductible. No claim by any party for indemnification or contribution for any matter concerning any Environmental Condition under this Section 7.15 shall be subject to any deductible, threshold or reduction, including the provisions of
Section 8.6 (a) or (b), except for (A) the overall limit of indemnification provided in Section 8.6 (c) and (B) the co-pay provisions provided in Section 7.15(d)(iii).

      (l)Time Limit.  Seller's responsibilities under this
Section 7.15 shall cease ten (10) years after the Closing Date, provided, however, that, except as otherwise provided in Section 7.15(g), Seller shall be responsible until final completion for any investigation, remediation or monitoring of any Environmental Condition which is (i) begun or (ii) the subject of any action by any third party, including any Governmental Agency or (iii) the subject of a notice under Section 7.15(b)(ii) prior to the tenth anniversary of the Closing Date.

      (m)Notice.  Notwithstanding the requirements of Article
XI hereof, all notices under this Section 7.15 shall be made in writing solely to the attention of the General Counsel of the Buyer or Pentair in the manner and at the address(es) set forth pursuant to Article XI.

      7.16 Payment of Uncollectible Accounts Receivable. The Company shall seek to collect all accounts receivable reflected on the Final Closing Date Net Equity Statement in the Ordinary Course of Business. Payments received by the Company from customers will be applied first against such customer's oldest outstanding account receivable, unless the credit of the payment is otherwise directed to a specific invoice by the customer. The Company shall deliver to Pentair a monthly itemized report of the collection status of all outstanding accounts receivable and invoices reflected on the Closing Date Net Equity Statement. Upon the Company's business determination, made in good faith, that the balance of any account receivable so reflected is not collectible, the Company shall notify FCH, who shall promptly pay to the Company the amount of such account receivable. Payment may not be demanded hereunder with respect to any unpaid invoice until the later of (i) 120 days following the due date of the unpaid invoice, or (ii) 60 days following the Closing Date. Upon receipt of payment therefor, the Company shall assign the account receivable to FCH, free and clear of any claims or liens, (other than and subject to any and all defenses, counterclaims or rights of set-off that may be asserted by the customer that do not arise from the actions, other than unsuccessful collection actions, of the Company after the Closing
Date), and FCH shall have the right thereafter to collect the account receivable for its own account. The Company shall not take any action outside of the Ordinary Course of Business with respect to any such account receivable.

      7.17 Title Review.

     The Buyer has reviewed and approved, except for the objections thereto described in the paragraph below, the preliminary title commitments and the surveys described and defined in the Separation Agreement with respect to the condition of title to the Owned Real Property. Seller shall cure and/or indemnify to the reasonable satisfaction of Buyer such objections and, subject to such cure and/or indemnification, closing of the Transactions shall be deemed Buyer's acceptance of the conditions of title to the Owned Real Property.

     Seller hereby acknowledges and agrees that the Buyer has objected to any restriction or Damages that may exist or hereafter arise from (i) the Company's right to maintain the existing buildings and improvements identified as Building Nos. 40 and 92 on
Schedule 5.2 of the Separation Agreement because of the encroachment thereof onto an adjoining right-of-way ostensibly owned by the Burlington Northern Railroad described on the survey dated 9/26/97 by Edward Ames as "Building Encroachment Approx. 12' x 180'," or (ii) the Company's right to maintain the process sewer pipeline that crosses under the right-of-way ostensibly owned by Burlington Northern Railroad. Buyer and Company shall be entitled to indemnification for any claims arising from the foregoing or any restriction of rights or Damages incurred by the Company or Buyer on account of such encroachments in accordance with Article VIII of this Agreement.

      7.18 SEC Financial Statements. Pentair acknowledges that Buyer is required to cause to be prepared audited financial statements of the Federal Division containing an unqualified report of the independent certified public accountants reviewing such statements as of December 31st of the applicable fiscal year(s) (the "Audited Financial Statements"), and interim unaudited financial statements (comparative, if required) for the Federal Division as of and for the interim period (which interim period end shall be a date within 135 days of the date of filing of such statement with the Securities and Exchange Commission) (the "Interim Unaudited Financial Statements") sufficient to meet the requirements of Rule 3-05 of Regulation S-X of the Securities and Exchange Commission. Pentair agrees that it shall (i) cooperate to the extent reasonably necessary in such preparation or review, and
(ii) pay one-half of the fees and expenses of the independent certified public accountants in preparing such financial statement(s), up to a maximum of $45,000.

      7.19 Third Party Consents. The Parties shall cooperate in good faith and make reasonable efforts to assist the other(s) to obtain all consents and authorizations necessary or desirable in connection with the Transactions that were not obtained prior to the Closing, including consents and authorizations arising from, in connection with or incident to all Contracts, Mortgages, Permits, Leases, Employee Benefits, or Regulations to which the Federal Division or the Hoffman Division is a party or is bound, under those which, if not so obtained, would have subjected the non-complying party to any material Liability, caused interruption of operations of the Business, or the business of the Hoffman Division or otherwise materially and adversely affect the Federal Division or the Hoffman Division.

      7.20 Further Cooperation and Assurances. The Parties agree to cooperate with each other, and to execute and deliver or to cause to be executed and delivered, all further documents and instruments and to take all further action as shall be reasonably necessary or appropriate to confirm or carry out the provisions and intents of this Agreement and the Transaction Documents.

                           ARTICLE VIII

         SURVIVAL OF CERTAIN PROVISIONS; INDEMNIFICATIONS


      8.1 Survival of Representations, Warranties, Indemnities and Other Agreements. All statements contained in any Schedule or Exhibit hereto or to any Transaction Document shall be deemed to be representations and warranties of such Party. The representations, warranties and agreements of the parties hereto shall survive the Closing Date as follows:

      (a)except as provided in Section 8.1(c) below, the representations and warranties of the Buyer shall survive the Closing Date for the periods set forth on Exhibit J. The covenants and obligations of the Buyer, including those, if any, contained in the Separation Agreement, shall survive the Closing Date and shall terminate when the applicable statute of limitations expire (and an additional period of six (6) months thereafter) with respect to the covenants and obligations in question (giving effect to any extensions and waivers thereof);

      (b)except as provided in Section 8.1(c) below, the representations and warranties of Pentair and FCH shall survive the Closing Date for the periods set forth on Exhibit J. The covenants and obligations of Pentair and FCH, including those contained in the Separation Agreement and Article VI hereof, shall survive the Closing Date and shall terminate when the applicable statute of limitations expire (and an additional period of six (6) months thereafter) with respect to the covenants and obligations in question (giving effect to any extensions or waivers thereof);

      (c)the definitions, covenants and obligations of the parties set forth in the entirety of Articles I, II, VII, VIII, IX and XII shall survive the Closing Date indefinitely; and

      (d)the representations and warranties of the Company shall expire on the Closing Date. The covenants and obligations of the Company, including those contained in the Separation Agreement, shall survive the Closing Date and shall terminate when the applicable statute of limitations expire (and an additional period of six (6) months thereafter) with respect to the covenants and obligations in question expire (giving effect to any extensions or waivers thereof). Except for the provisions of this Agreement which give rise to actions or claims under the Separation Agreement, Pentair and FCH shall have no right to contribution from the Company after the Closing Date arising from, in connection with or incident to the Claims of Buyer arising hereunder against Pentair or FCH.

      (e)except as otherwise provided in Section 8.1(c) above, the indemnification obligations of the parties hereto shall survive for the same period of time as the underlying warranty, representation, covenant or obligation. An indemnified party shall have the right to make a Claim hereunder at any time within the relevant survival period of the applicable indemnification obligation, and any such Claim made within such period shall survive until its final resolution.

      8.2 Agreement to Indemnify.

      (a)By Pentair and FCH. Pentair and FCH, jointly and severally, shall indemnify, save and hold harmless the Buyer and its Affiliates and Representatives, including the Company, from and against any and all costs, losses, Taxes, Liabilities, obligations, damages, lawsuits, deficiencies, claims, demands, and expenses (whether or not arising out of third party claims), including without limitation interest, penalties, costs of mitigation, expenses and out-of-pocket costs of employee travel and lodging, losses in connection with any Environmental Law (including, without limitation, costs for any clean-up, remedial, corrective or response action, costs of compliance activities, fines and penalties), and other direct losses resulting from any shut down or curtailment of operations, reasonable attorneys' fees and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing (herein, "Damages"), directly incurred in connection with, arising out of or resulting from:

      (i)any breach or inaccuracy of any representation or warranty made by Pentair or any Affiliate (excluding the Company) in this Agreement or any other Transaction Document;

      (ii)any breach of any covenant or obligation of Pentair or any Affiliate (excluding the Company) contained in this Agreement or any other Transaction Document;

      (iii)any failure of the Seller to pay any Liabilities of the Company other than Federal Liabilities;

      (iv)Taxes for which Seller is responsible pursuant to the provisions of Section 7.7 hereof; and

      (v)any Employee Benefits, except those specifically excluded in this Agreement or any Transaction Document, with respect to any: event, action or failure to act occurring prior to the Closing Date; and

      (vi)except as otherwise set forth in Section 7.18 of this Agreement or in the Separation Agreement, any out-of-pocket expenses of sale incurred or paid by the Company in connection with this Agreement or the Transactions.

     The matters arising under Sections 8.2(a)(ii), (iii), (iv),
     (v) and (vi) shall be deemed "Special Claims" for purposes of this Article VIII (see Section 8.6).

      (b)By Buyer and the Company.  The Buyer and the
Company, jointly and severally, shall indemnify, save and hold harmless the Seller and its Affiliates from and against any and all Damages directly incurred in connection with, arising out of or resulting from:

      (i)any breach or inaccuracy of any representation or warranty made by Buyer in this Agreement or any other Transaction Documents;

      (ii)any breach of any covenant or obligation of Buyer contained in this Agreement or any other Transaction Document; and

      (iii)any failure of the Company to pay any Federal
     Liabilities.

     The matters arising under Sections 8.2(b)(ii) and (iii) shall be deemed "Special Claims" for purposes of this Article VIII
     (see Section 8.6).

      (c)Damages.  The term "Damages" as used in this Section
8.2 is not limited to matters asserted by third parties against any indemnified party, but includes Damages included or sustained by any indemnified party in the absence of third party claims.
Payment by any indemnified party of amounts for which such indemnified party is indemnified hereunder shall not be a condition precedent to the right to make a Claim hereunder. No party shall have any obligation to indemnify any other party for any consequential damages (including lost profits), except insofar as consequential damages constitute a part of the damages suffered by any third party for which Claim indemnification is sought, or for Damages that are (a) caused by the actions of the other or the other's directors, officers, employees or Representatives, (b) to the extent actually recovered by the indemnitee from any third party (including any insurer), or (c) offset by tax savings realized on account of such Damages by the indemnitee or any of its Affiliates. Except as specifically provided in this Agreement, any indemnifying party's obligation to indemnify any indemnified party shall not limit any other rights, including without limitation rights of contribution, which either party may have under statute or common law.

      (d)Cooperation. Each indemnified party shall cooperate in good faith and in all reasonable respects with each indemnifying party and its Representatives (including without limitation its attorneys) in the investigation, trial and defense of any Action (and any appeal arising therefrom); provided, however, that such indemnified party may, at its own cost, participate in negotiations, arbitrations and the investigation, trial and defense of such Action (and any appeal arising therefrom). The Parties shall cooperate with each other in any notifications to insurers, and in the provision of information and documentation.

      8.3 Defense of Claims. If any claim for Damages (a "Claim") is to be made by a party entitled to indemnification hereunder against the indemnifying party, the party claiming such indemnification shall, subject to Section 8.1, give written notice (a "Claim Notice") to the indemnifying party as soon as practicable after the party entitled to indemnification becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this Section 8.3. If any Action is filed against any party entitled to the benefit of indemnity hereunder, written notice hereof shall be given to the indemnifying party as promptly as practicable (and in any event within fifteen (15) calendar days after service of the citation or summons). The failure of any indemnified party to give timely notice hereunder shall not affect the rights to indemnification hereunder, except to the extent that the indemnifying party demonstrates actual damage caused by such failure. Except as otherwise provided in the following paragraph of this Section 8.3, after such notice, if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such Action, then the indemnifying party shall be entitled, if it so elects at its own cost, risk and expense (a) to take control of the defense and indemnification of such Action, (b) to employ and engage attorneys of its own choice to handle and defend the same unless the named parties to such Action (including any impleaded parties) include both the indemnifying party and the indemnified party and in the good faith determination of counsel to the indemnified party, notice of which shall be promptly delivered to the indemnifying party, there is an actual or potential conflict of interest between the indemnified party and the indemnifying party, in which event the indemnified party shall be entitled, at the indemnifying party's reasonable costs, risk and expense to separate counsel of its own choosing, and (c) to compromise or settle such Action, which compromise or settlement shall be made only with the written consent of the indemnified party, such consent not to be unreasonably withheld, delayed or conditioned. If the indemnifying party fails to assume the defense of such Action within fifteen
(15) calendar days after receipt of the Claim Notice, the indemnified party against which such Action has been asserted will (upon delivering notice to such effect to the indemnifying party) have the right to undertake, at the indemnifying party's cost and expense, the defense, compromise or settlement of such Action on behalf of and for the account and risk of the indemnifying party; provided, however, that such Action shall not be compromised or settled without the written consent of the indemnifying party, which consent shall not be unreasonably withheld, delayed or conditioned. The indemnifying party shall be liable for any settlement of any Action effected pursuant to and in accordance with this Section 8.3 and for any final judgment (subject to any right of appeal), and the indemnifying party agrees to indemnify and hold harmless an indemnified party from and against any Damages by reason of such settlement or judgment.

     A Party to an Action who might otherwise be entitled to indemnification of Claims but for the threshold set forth in Sections 8.6(a) and (b) shall give written notice to the other Party of such inchoate Claims. The other Party shall have the right to observe the handling of such inchoate Claims. The Party named in the Action shall have the right in good faith and at its own cost, risk and expense subject to subsequent rights of indemnification under this Article VIII to:

     (a) undertake and control the investigation and defense of such Action;

     (b) employ and engage attorneys and other professionals and agents of its own choice to investigate and control and defend the same; and

     (c) compromise or settle such Action, without the necessity of obtaining consent from the other Party.

If such Party becomes entitled to indemnification under Article
VIII thereafter as a result of reaching such threshold, the Indemnifying Party shall not have the right to contest any matters pertaining to such Actions taken in good faith.

      8.4 Representatives.  No individual Representative of any
Party, or their respective Affiliates, shall be personally liable for any Damages under the provisions contained in Article

VIII. Nothing herein shall relieve any Party of any Liability to make any payment expressly required to be made by such Party pursuant to this Agreement.

      8.5 Claim Method. To the extent any Claim is made hereunder by any indemnified party, such Claim shall include a written explanation of the nature of and reason for the Claim, a good faith estimate of the dollar amount thereof and such other supporting detail as can be reasonably provided by the indemnified party.

      8.6 Limitations on Indemnification.

      (a)No Party shall be liable to any indemnitee for Damages resulting from a breach of a representation or warranty under this Agreement to the extent the Damages associated with such a breach does not exceed $25,000 (the "Deductible"), and then only to the extent of the excess over $25,000, until the aggregate of all claims for Damages (including the Deductible, but excluding Special Claims) exceed $1 million, in which event the indemnifying party shall be liable to and shall pay to the indemnitee $1 million, less the sum of the Deductible amounts aggregated for the purpose of calculating the $1 million threshold. For the purposes hereof, an individual breach shall include the aggregate of all damage claims that arise out of or are caused by a single set of facts or circumstances or a group of related facts or circumstances.

      (b)Once the threshold of $1 million is reached pursuant to Section 8.6(a) above, the indemnifying party shall be liable to pay all claims for Damages exceeding $20,000 in their entirety; any claims resulting from a breach of a representation and warranty for Damages that are $20,000 or less shall not be subject to indemnification hereunder.

      (c)The total aggregate liability of Pentair and FCH to Buyer or the Company for Damages that are indemnifiable and must be paid pursuant to this Article VIII, and the total aggregate liability of Buyer and the Company to Pentair or FCH for Damages that are indemnifiable and must be paid pursuant to this Article VIII, excluding indemnification under Sections 8.2(a)(iii) and 8.2(b)(iii) (which shall not be so limited as to the amount of liability), shall not exceed the Purchase Price.

                            ARTICLE IX

                        DISPUTE RESOLUTION

      9.1 Dispute Resolution. In the event a dispute arises under this Agreement, except with respect to Sections 2.6 or 7.13, such dispute shall be resolved in the manner set forth in Section 9.2 below.
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
      9.2 Mediation and Arbitration.

      (a)Mediation. If a dispute arises under this Agreement, including any question regarding the existence, validity, interpretation or termination hereof, which is not described as an exception in Section 9.1, any Party may invoke the dispute resolution procedure set forth in this Section 9.2 by giving written notice to the other Party designating a Person with appropriate authority to be its Representative in negotiations relating to the dispute. Upon receipt of such notice, the other Party shall, within five (5) business days, designate a Person with similar authority to be its Representative. Such Representatives shall, following whatever investigation each deems appropriate, enter into discussions concerning the dispute. If the dispute is not resolved as a result of such discussion, an attempt will be made to resolve the matter by a formal non-binding mediation with an independent neutral mediator agreed to by the Parties. If the Parties cannot agree on the mediator within a period of thirty (30) days, then the CPR Institute for Dispute Resolution, Inc., New York, New York shall be asked to select a mediator and the Parties agree to be bound by this choice and to enter into a mediation procedure with that mediator. Upon commencement of the mediation process, the Parties shall promptly communicate with respect to a procedure and schedule for the conduct of the proceeding and for the exchange of documents and other information related to the dispute. The mediation process will be deemed ended when either Party or the mediator, in good faith, asserts in writing that an impasse has been reached.

      (b)Arbitration. Any dispute between the Parties arising under this Agreement which is not resolved in accordance with the provisions of Section 9.2(a) above within ninety (90) days after appointment of the mediator, shall be conclusively determined by final and binding arbitration to be held in Atlanta Georgia under the auspices of the then applicable Commercial Arbitration Rules of the American Arbitration Association as herein modified or supplemented or otherwise agreed to in writing by the Parties thereto; the Parties may modify such rules of such association at any time. The final arbitral award of the arbitrator(s) shall be exclusive, final and binding upon the Parties, and judgment upon the award may be entered in any court of competent jurisdiction. The arbitrator(s) shall not act as an amiable compositor. The arbitrator(s) shall be selected in accordance with the rules. The number of arbitrators when the amount is $500,000 or less shall be one (1), and the number of arbitrators when the amount is more than $500,000 shall be three (3). The arbitrator(s) so designated shall not be an employee, consultant, officer, director or shareholder of any Party hereto or any Affiliate of any Party to this Agreement.

     Within fifteen (15) days after the designation of the arbitrator(s), the arbitrator(s) and the Parties shall meet, at which time the Parties shall be required to set forth in writing all disputed issues and a proposed ruling on each such issue. The arbitrator(s) shall set a date for a hearing, which shall be no later than thirty (30) days after the submission of the written proposals, to discuss each of the issues identified by the Buyer and the Seller. Each such Party shall have the right to be represented by counsel. The arbitration shall be governed by the Commercial Arbitration Rules of the American Arbitration
Association; provided, however, that the arbitrator(s) shall have sole discretion with regard to the rules pertaining to admissibility of evidence and their application to any oral or documentary evidence. The arbitrator(s) shall use best efforts to rule on each disputed issue within thirty (30) days after completion of the hearings(s) described above. The determination of the arbitrator(s) as to the resolution of any dispute shall be binding and conclusive upon all Parties hereto. All rulings of the arbitrator(s) shall be in writing and shall be delivered to the Parties hereto. Pentair and Buyer shall equally share in the cost and expenses of the arbitrator(s).

      (c)The parties agree that the arbitrator(s) may call and question any witness, including any expert witness, and may require a party to produce any relevant documents or evidence prior to or at any hearing. The Parties and the arbitrator(s) shall proceed expeditiously so that the arbitral award is issued as soon as practicable. The final arbitral award may, in the discretion of the arbitrator(s), include interest from the date of the breach or other violation of the Agreement until the award is fully paid.
Any additional costs, fees, or expenses incurred in enforcing the arbitral award will be charged against the Party that resists enforcement.

      (d)Equitable Remedies. Notwithstanding any other provision of this Agreement, the Parties agree that, upon the application of a Party hereto, the arbitrator(s) shall have the power and authority to grant such Party equitable remedies and relief as the arbitrator(s) shall deem necessary and appropriate in the circumstances. In the event that the seeking Party is granted equitable relief by order of the arbitrator(s), such Party may file such order with any court of competent jurisdiction seeking enforcement thereof by such court. In furtherance of the foregoing the Parties agree that:

      (i)the arbitrator(s) shall have the authority to allocate the Parties' costs and expenses arising from the arbitration (excluding the expense of the arbitrator(s)) among the Parties thereto in any manner deemed equitable by the arbitrator(s);

      (ii)the required performance of the respective covenants and agreements of the Parties set forth in this Agreement must be faithfully performed by the Party charged with such performance;

      (iii)the Party not charged with such performance may be irreparably injured by such breach of performance and money damages alone would not be an appropriate remedy for the harm to such Party from the continuing breach of the applicable covenant or agreements; and

      (iv)based on the foregoing, equitable relief, including specific performance or injunction by restraining order, may be an appropriate remedy for the breach of such covenants and agreements and the non-breaching Party shall be entitled to seek equitable relief without the necessity of posting bond to ensure and enforce the full and faithful performance of the material covenants and agreements herein.

                            ARTICLE X

                             BROKERS


      10.1 For Pentair. Pentair represents and warrants that no Person has acted in the capacity of broker or finder on behalf of Pentair, FCH or the Company in connection with the sale of the Shares or to bring about the negotiation of this Agreement. Pentair agrees to defend, indemnify and to hold harmless the Company and the Buyer against any claims or liabilities asserted against either of them by any Person acting or claiming to act as a broker or finder on behalf of Pentair, FCH or the Company.

      10.2 For the Buyer. The Buyer represents and warrants that no Person has acted in the capacity of broker or finder on its behalf in connection with the purchase of the Shares or to bring about the negotiation of this Agreement. The Buyer agrees to defend, indemnify and hold harmless Pentair and FCH against any claims or liabilities asserted against either of them by any Person acting or claiming to act as a broker or finder on behalf of the Buyer.


                            ARTICLE XI

                             NOTICES


     Any notice, request, demand, consent and other communication required or permitted hereunder shall be in writing signed by a duly authorized Representative of the Party giving notice and given to the other Party by delivery in person; by recognized national overnight courier service; or by facsimile transmission at the following addresses (or to such other Person or at such other address as either Party may subsequently furnish the other by notice in accordance with this section):

     If to Buyer:

     Harold E. Layman
     Executive Vice President
     Blount, Inc.
     4520 Executive Park Drive
     Montgomery, AL 36116-1602
     and by facsimile to: 334-271-8177
     with a copy to:

     Richard H. Irving, III
     Senior Vice President and General Counsel
     Blount, Inc.
     4520 Executive Park Drive
     Montgomery, AL 36116-1602
     and by facsimile to: 334-271-8130

     If to the Seller:

     Joseph R. Collins
     Executive Vice President
     Pentair, Inc.
     Waters Edge Plaza
     1500 County Road B2 West
     St. Paul, MN 55113-3105
     and by facsimile to: 612-639-5203

          With a copy to:

     Louis L. Ainsworth
     Senior Vice President and General Counsel
     Pentair, Inc.
     Waters Edge Plaza
     1500 County Road B2 West
     St. Paul, Minnesota  55113-3105
     and by facsimile to:  612-639-5203

     Any such notice and other communication addressed as provided herein will be deemed duly and validly given upon delivery if in person; upon delivery by a recognized national overnight courier service; and upon receipt of a confirmation slip evidencing satisfactory transmission if by facsimile transmission.

                           ARTICLE XII

                          MISCELLANEOUS


      12.1 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns. No assignment shall release any Party from any obligation or liability under this Agreement.

      12.2 Entire Agreement; Amendments; Attachments

      (a)This Agreement, all Disclosure Schedules and
Exhibits hereto, and all Transaction Documents represent the entire understanding and agreement between the Parties hereto with respect to the subject matter hereof and supersede all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such Parties. The Parties may amend or modify this Agreement, in such manner as may be agreed upon, by a written instrument executed by the Buyer and by Pentair, FCH and the Company.

      (b)The Exhibits and Disclosure Schedules attached hereto or to be attached hereafter are hereby incorporated as integral parts of this Agreement.

      12.3 Severability. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, or shall be incapable of performance in any material respect, for any reason other than breach by a party of its obligations hereunder, then to the maximum extent permitted by law, the validity or enforceability of the remaining provisions of this Agreement or any other instrument referred to herein shall not be affected thereby. In such event, the parties hereby undertake to substitute for any such invalid provision or for any provision incapable of performance, a provision which corresponds to the spirit and purpose of such invalid or unperformable provision as permitted under applicable Regulation, so as to provide to the parties to the fullest extent possible the economic purpose and effect of this Agreement.

      12.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

      12.5 Section Headings. The section headings are for the convenience of the Parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the Parties.

      12.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

      12.7 Confidentiality Agreement. The Confidentiality Agreement terminates effective upon the consummation of the Transactions on the Closing Date.

      12.8 Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that the provisions of Section 8.2 above concerning insurance and indemnification are intended for the benefit of the Person specified therein.

      12.9 Cumulative Remedies. All rights and remedies of any Party hereto are cumulative of each other and of every other right or remedy such Party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

      12.10 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed to also refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties as of and on the date first above written.

                                THE BUYER:

                                BLOUNT, INC.

                                By:  /s/Richard H. Irving, III
                                Name:   Richard H. Irving, III
                                Title:  Senior Vice President


                                THE SELLER:

                                HOFFMAN ENCLOSURES INC.
                                (Successor by merger to FC Holdings, Inc.)

                                By:  /s/Gerald C. Kitch
                                Name:   Gerald C. Kitch
                                Title:  Chairman of the Board


                                PENTAIR, INC.

                                By:  /s/Joseph R. Collins
                                Name:   Joseph R. Collins
                                Title:  Executive Vice President


                                COMPANY:

                                FEDERAL-HOFFMAN, INC.

                                By:  /s/Gerald C. Kitch
                                Name:   Gerald C. Kitch
                                Title:  President

                               EXHIBIT E
                                  TO
                       STOCK PURCHASE AGREEMENT

                  GAAP STANDARD FOR THE CLOSING DATE
                         NET EQUITY STATEMENT


Exclusions and Accounting Adjustments and Modifications

     The following lists accounts, reserves and accruals which will be excluded from the Closing Date Net Equity Statement
("CDNES").

        Account Number  Description

            104         First Mpls. - Accounts payable*
            170         Allowance for bad debts
            170         Allowance for bad debts (Champion)
            173         Allowance for finance charges
            1002        LIFO reserve
            1003        LIFO contra reserve
            1353        Common stock - gun club
            1700        Due to/from Pentair
            3059        Accounts payable - negative cash
            3110        Accrued ESOP
            3309        Long-term disability
            3323        Product liability
            3324        Environmental liability
            3340        Accrued workers' comp.
            3500        Federal income taxes payable
            3551        Deferred income taxes - LT
            3552        Prepaid (income) taxes

__________________
*    In addition, Pentair will retain the Funding Account -
     Zero Balance (account number 1-801-2107-0395). There is no general ledger account number for this account.


     The following list accounting adjustments and modifications that will impact the balances shown on the CDNES:

     Inventory - See Schedule "Inventory" for inventory physical counting and costing procedures.

     Ultra-Match - This "Special Inventory" per Section 2.8 includes the following four specific finished goods items:

Dept.   Item    Description                     Standard Cost
30      UM1     22 Gold Medal Ultra-Match       $472.16
30      900     22 Gold Medal Match             $447.23
30      1000B   22 Gold Medal Ultra-Match       $464.52
30      900B    22 Gold Medal Match             $439.33


     The Special Inventory amounts (including raw material and work-in-process inventory, if any, which can only be used for the above four items) will be excluded from inventory and the related reserve (excess and obsolete and lower of cost or market) calculations. For Section 2.8, the above items will be priced at the above standard cost and any raw material or work-in-process items will be priced at standard cost.

     Property. Exclude the net book value of the Gun Club and Game Farm from the property accounts. The detail as of August
1997 is as follows: (Note, this needs to be updated to reflect the net book value at closing.)

                                  Cost       Depreciation      Net Value
Gun Club (Department 6040)
     Land Improvement           $  3,505        $ 2,115         $  1,390
     Building                     52,669         14,302           38,367
     Equipment                   124,857         36,318           88,539
     Furniture & Fixtures          2,937          2,937                0
     Cars & Trucks                 2,500          2,500                0
                                --------        -------         --------
          Total                 $186,468        $58,172         $128,296
                                ========        =======         ========

     A book value of $23,000 will be attributed to the Gun Club and Game Farm land.

     Retiree Medical. The combined current accrual (a/c 3350) and long-term accrual (a/c 3580) will be limited to the liability for participants actively employed at the Closing Date. The calculation will be done using Seller's January 1, 1997 assumptions except the discount rates will be determined based on cash flow projections for the applicable active participants and Bloomberg rate (AA utilities) as of the Closing Date. These assumptions are summarized on Exhibit I.

     Employee Benefits and Other Obligations. All reserves or accruals relating to employee benefit and other obligations specifically retained by Pentair in the Agreement or Schedules thereto will be adjusted on the CDNES to reflect these liabilities retained by Pentair.

     Excess and Obsolete Reserve. The finished goods excess and obsolete ("E&O") reserve will include the cost of all inventory (excluding Special Inventory and new products) in excess of one year's projected usage. New products are those introduced within one year but for this purpose will exclude items, if any, where the only change was to the name, item number of packaging.

     Sales Tax Refund.  This has been recorded on the cash basis.
Accordingly, no accrual will be made for claims to be made/received in the future.


                          Schedule - Inventory

     Physical Existence.  A physical count of inventory was made
September 27, 1997 and September 28, 1997.

     Shrink Reserve. This was zero at September 27, 1997 since a full physical count was taken. In accordance with past monthly accrual practice at $50,000 shrink reserve will be established by October 31, 1997.

     Cost. The intent of the procedures below is to determine the actual cost of the inventory in a way that is efficient and consistent with prior practices. The procedures recognize that
(a) to totally re-do standards to equal actual costs would be very difficult at this time and (b) amortization of volume related cost variances must consider the seasonality of production levels. The following describes current procedures which will accomplish the above objectives.

     Standard Cost. The physical inventory will be extended at the standard costs effective January 1, 1997.

     Variances. Purchase price (accounts 710, 720 and 730) and raw material usage and direct labor (accounts 715, 725 and 735) variances will reflect the normal monthly deferral and subsequent amortization at the percentage of cost of sales to WIP and Finished Goods inventory. This FIFO (first-in; first-out) method does not appear to be distorted by seasonal trends, is consistent with year-end and provides a reasonable estimate of actual FIFO costs; however, to the extent it does not, an adjustment will be made such that the amount will be substantially the same as actual FIFO costs.

     Overhead Capitalized. Overhead will not be capitalized on a rolling FIFO basis. The under/over absorbed overhead (versus the January 1, 1997 standards) for the 12-month period preceding the Closing Date will be converted to a percentage (under/over absorbed divided by overhead component of production) which will be used to adjust the overhead component of inventory at standard. The calculation will consider annual plant shut-down costs. This method of overhead capitalization adjusts inventory so that the result approximates FIFO cost; however, to the extent it does not, an adjustment will be made such that the amount will be substantially the same as actual FIFO costs. The September 27, 1997 over applied balance is approximately 11% representing the variance for October 1996 through September 1997. (Note, this will be updated at Closing.)

     LIFO. The LIFO value of inventory does not need to be re-calculated. The two general ledger account balances which net to zero will be excluded from the general ledger.

     Futures. Account 1219, Futures Deposits, will include deferred gains on futures contracts to be amortized as a reduction of the cost of the components of brass (copper and zinc) to be purchased through December 1997.

     Tooling/Supplies. This inventory will be priced at actual cost consistent with the practice used since March 1996. A reserve for excess will be provided for all items in excess of their historical usage over the three-year period immediately preceding Closing.

     Lower of Cost or Market. This reserve is the difference between standard cost and average actual selling price calculated on an item-by-item basis.

                            EXHIBIT J
                                TO
                     STOCK PURCHASE AGREEMENT

        SURVIVAL PERIODS OF REPRESENTATIONS AND WARRANTIES

No Survival:   The following representations and warranties
               shall not survive the Closing Date:

      4.9(b)   TCAAP
      4.18     Owned Real Property (as to matters of title only)
      4.22     Environmental Matters
      4.25     Notes and Accounts Receivable
      5.5      Financing

18 Months:     The following representations and warranties
               shall survive the Closing Date and terminate 18 months after the Closing Date:

      4.2      Capitalization
      4.6      Financial Statements
      4.8      Undisclosed Liabilities
      4.12     Labor Agreements and Actions
      4.13     Absence of Certain Changes
      4.15     Owned and Leased Personal Property
      4.17     Leased Real Property
      4.20     Insurance
      4.21     Certain Relationships
      4.24     No Other Agreements to Sell Assets of the Company
      4.26     Inventories
      4.28     Customers
      4.29     Suppliers
      4.31     Banking Facilities
      4.33     Compensation of and Contracts with Employees
      5.6      Litigation

36 Months:     The following representations and warranties
               shall survive the Closing Date and terminate 36 months after the Closing Date:

      3.5      Books and Records
      4.1      Organization, Qualification and Corporate Power
      4.4      Subsidiaries
      4.7      Permits, Consents and Approvals
      4.9(a)   Litigation
      4.14     Books and Records
      4.16     Intellectual Property
      4.19     Material Contracts
      4.23     Compliance with Law
      4.27     Certain Payments
      4.30     Warranty and Product Liability
      4.34     Product Recalls
      4.35     Information Provided
      4.36     Sufficiency of Assets
      5.1      Organization and Authority

Statute of Limitations:

          The following representations and warranties shall survive the Closing Date and terminate when the applicable statute of limitations expire (and an additional period of six (6) months thereafter, giving effect to any extensions and waivers thereof):

      3.2      Authorizations
      3.3      Noncontravention
      3.4      338(h)(10) Filing Eligibility
      4.3      Authorization of the Company
      4.5      Noncontravention
      4.10     Taxes
      4.11     Employee Benefit and Employment Matters
      4.18     Owned Real Property (excluding matters of title)
      4.32     Powers of Attorney and Suretyships
      5.2      Authorization
      5.3      Noncontravention
      5.4      Investment Purpose

Indefinite:    The following representations and warranties
               shall survive the Closing Date and shall not terminate:

      3.1      Title to Shares